UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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STRATEGIC HOTELS & RESORTS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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200 W. Madison Street

Suite 1700

Chicago, Illinois 60606

March 11, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 annual meeting of stockholders of Strategic Hotels & Resorts, Inc., a Maryland corporation, which will be held at 10:00 a.m., Central Time, on Thursday, May 19, 2011, at the Fairmont Chicago, Millennium Park, 200 N. Columbus Drive, Chicago, Illinois 60601. At the annual meeting, stockholders will be asked to elect directors, approve the Second Amended and Restated 2004 Incentive Plan, approve, by a non-binding advisory vote, our executive compensation, recommend, by a non-binding advisory vote, the frequency of the advisory vote on our executive compensation, ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011 and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof, all as described in the attached notice of annual meeting of stockholders and proxy statement.

This year, we will again be using the “Notice and Access” method of providing proxy materials to you via the internet. We believe that this process provides you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about March 11, 2011, we will mail to our stockholders a Notice of Meeting and of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2010 annual report and authorize your proxy electronically via the internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

It is important that your shares be represented at the meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to authorize your proxy electronically via the internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope as promptly as possible so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

Sincerely,

/s/ Raymond L. Gellein, Jr.
Raymond L. Gellein, Jr.
Chairman of the Board

200 W. Madison Street

Suite 1700

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 19, 2011

To our Stockholders:

The annual meeting of stockholders of Strategic Hotels & Resorts, Inc., a Maryland corporation (the “Company”), will be held at the Fairmont Chicago, Millennium Park, 200 N. Columbus Drive, Chicago, Illinois 60601 on Thursday, May 19, 2011, at 10:00 a.m., Central Time, for the following purposes:

1) To elect the nine directors nominated by our board of directors and named in the Proxy Statement to serve until our next annual meeting of stockholders and until such directors’ successors are duly elected and qualify;

2) To consider and vote upon a proposal to approve the Second Amended and Restated 2004 Incentive Plan;

3) To approve, by a non-binding advisory vote, our executive compensation;

4) To recommend, by a non-binding advisory vote, the frequency of the advisory vote on our executive compensation;

5) To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

6) To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 1, 2011, the record date for the annual meeting, will be entitled to notice of and to vote at the annual meeting.

Whether or not you expect to be present at the meeting, we urge you to authorize your proxy electronically via the internet, by telephone or by completing and returning the proxy card if you requested paper proxy materials. Voting instructions are provided in the Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 19, 2011 (the “Notice”), or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors

/s/ Paula C. Maggio
Paula C. Maggio, Secretary

Chicago, Illinois

March 11, 2011

STRATEGIC HOTELS & RESORTS, INC.

200 W. Madison Street

Suite 1700

Chicago, Illinois 60606

PROXY STATEMENT

FOR

2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2011

This proxy statement is being furnished by and on behalf of our Board of Directors (the “Board”) in connection with the solicitation of proxies to be voted at the 2011 annual meeting of stockholders. The date, time and place of the annual meeting are:

Date:	May 19, 2011
Time:	10:00 a.m., Central Time
Place:	Fairmont Chicago, Millennium Park
200 N. Columbus Drive, Chicago, Illinois 60601

At the annual meeting, stockholders will be asked to:

•

Elect the following nominees as our directors to serve until our next annual meeting of stockholders and until such directors’ successors are duly elected and qualify: Robert P. Bowen, Kenneth Fisher, Raymond L. Gellein, Jr., Laurence S. Geller, James A. Jeffs, Richard D. Kincaid, Sir David M.C. Michels, William A. Prezant and Eugene F. Reilly (“Proposal 1”);

•

Consider and vote upon a proposal to approve the Second Amended and Restated 2004 Incentive Plan (the “Amended Incentive Plan”) attached as “Appendix A” hereto, which includes an increase in the number of securities reserved for issuance thereunder from 4,200,000 to 9,700,000 (“Proposal 2”);

•	Approve, by a non-binding advisory vote, the Company’s executive compensation (“Proposal 3”);

•	Recommend, by a non-binding advisory vote, the frequency of the advisory vote on the Company’s executive compensation (“Proposal 4”);

•

Consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, referred to herein as our independent auditors, for the fiscal year ending December 31, 2011 (“Proposal 5”); and

•	Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our principal offices are located at 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606, and our telephone number is (312) 658-5000.

The Notice, this proxy statement and the enclosed proxy card, and our 2010 annual report will be available on March 11, 2011 to stockholders of record as of the close of business on March 1, 2011.

GENERAL INFORMATION ABOUT THE MEETING

In this section of the proxy statement, we answer some common questions regarding the annual meeting and the voting of shares at the annual meeting.

Where and when will the annual meeting be held?

The date, time and place of the annual meeting is:

May 19, 2011

10:00 a.m. (Central Time)

Fairmont Chicago, Millennium Park

200 N. Columbus Drive

Chicago, Illinois 60601

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a paper copy of proxy materials?

The United States Securities and Exchange Commission (the “SEC”) has approved “Notice and Access” rules relating to the delivery of proxy materials over the internet. These rules permit us to furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will provide notice of the annual meeting and instruct you as to how you may access and review all of the proxy materials on the internet or by telephone. The Notice also instructs you as to how you may submit your proxy on the internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy by internet or by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.

Why did you send me the Notice?

We sent you the Notice regarding this proxy statement because we are holding our 2011 annual meeting of stockholders and our Board is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the annual meeting. You do not have to attend the annual meeting in order to have your shares voted. Instead, you may simply authorize a proxy to vote your shares electronically via the internet, by telephone or by completing and returning the proxy card if you requested paper proxy materials. Voting instructions are provided in the Notice, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement.

Who can vote?

You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on March 1, 2011, the record date for determining the stockholders who are entitled to vote at the annual meeting. As of March 1, 2011, there were a total of 151,598,300 shares of common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own.

How are votes counted?

We will hold the annual meeting if stockholders representing the required quorum of shares of common stock entitled to vote either authorize their proxy online or telephonically, sign and return their proxy cards or attend the annual meeting. A majority of the shares of common stock entitled to vote at the annual meeting and present in person or by proxy constitutes a quorum. If you authorize your proxy online or telephonically or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to indicate your vote on the proxy card.

If you abstain or withhold votes for purposes of the vote on the election of directors, the approval on an advisory basis of executive compensation, the recommendation on the frequency of the advisory vote on executive compensation, or the ratification of the appointment of Deloitte & Touche LLP as our independent auditors, your abstention or withheld votes will not be counted as votes cast and will have no effect on the result of such votes. If you abstain for purposes of the vote on the approval of the Amended Incentive Plan, your abstention will have the same effect as a vote against that proposal.

What is the required vote for approval?

The election of each of our nominees for director requires a plurality of the votes cast at the annual meeting. The rules of the New York Stock Exchange (the “NYSE”) require approval by a majority of votes cast on the approval of the Amended Incentive Plan, provided that the total votes cast on the proposal must represent over 50% in interest of all securities entitled to vote on the proposal. Under the NYSE approval requirements, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote. The approval by a non-binding advisory vote of our executive compensation and the ratification of the appointment of Deloitte & Touche LLP as our independent auditors require a majority of the votes cast on such matters at the annual meeting. The recommendation by a non-binding advisory vote on the frequency of the advisory vote on executive compensation receiving a majority of all the votes cast (every one, two or three years) will be considered the frequency recommended by the stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders.

How do I vote by proxy?

Follow the instructions on the Notice to authorize a proxy to vote your shares electronically via the internet or by telephone or by completing and returning the proxy card if you requested paper proxy materials to vote on the matters to be considered at the annual meeting. The individuals named and designated as proxies will vote your shares as you instruct. You have the following choices in completing your voting:

•	You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•	In voting on directors, you can either vote “FOR” all directors or withhold your vote on all or certain directors specified by you.

•	You may abstain on the proposal to approve the Amended Incentive Plan, in which case no vote will be recorded but your abstention will have the same effect as a vote against the proposal.

•

You may abstain from voting on the proposal to approve the advisory vote on our executive compensation, to recommend on the frequency of the advisory vote on our executive compensation, or to ratify the appointment of Deloitte & Touche LLP as our independent auditors, in which case no vote will be recorded with respect to the matter on which you abstained from voting.

•	You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect all nine nominees as directors, approve the Amended Incentive

Plan, approve on an advisory basis the executive compensation, recommend the annual frequency of the advisory vote on executive compensation and ratify the appointment of Deloitte & Touche LLP as our independent auditors.

How can I authorize my proxy online or via telephone?

In order to authorize your proxy online or via telephone, go to www.proxyvote.com or call the toll-free number reflected on the Notice, and follow the instructions. Please have your Notice in hand when accessing the site, as it contains a 12-digit control number required for access. You can authorize your proxy via the internet or by telephone at any time prior to 11:59 p.m. Eastern Time, May 18, 2011, the day before the annual meeting.

If you requested paper proxy materials, you may also refer to the enclosed proxy card for instructions. If you choose not to authorize your proxy electronically, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.

What if other matters come up at the annual meeting?

The only matters we now know of that will be voted on at the annual meeting include the proposals we have described in this proxy statement: the election of nine directors, the approval of the Amended Incentive Plan, the approval on an advisory basis of our executive compensation, the recommendation on the frequency of the advisory vote on executive compensation, and the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2011. If other matters are properly presented at the annual meeting, the designated proxies will vote your shares at their discretion.

Can I change my previously authorized vote?

Yes, at any time before the vote on a proposal. You can change your vote either by executing or authorizing, dating, and delivering to us a new proxy via the internet, telephone or mail at any time prior to 11:59 p.m. Eastern Time, May 18, 2011, the day before the annual meeting, by giving us a written notice revoking your proxy card or by attending the annual meeting and voting your shares in person. Your attendance at the annual meeting will not, by itself, revoke a proxy previously given by you. We will honor the latest dated proxy.

Proxy revocation notices or new proxy cards should be sent to Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606, Attention: Secretary.

Can I vote in person at the annual meeting rather than by authorizing a proxy?

Although we encourage you to authorize your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person even if you authorized your proxy electronically or telephonically or submitted a proxy card.

Will my shares be voted if I do not provide my proxy?

Depending on the proposal, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the NYSE rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors is considered a “routine” matter for which brokerage firms may vote shares without receiving voting instructions. Brokerage firms do not have the authority under the NYSE rules to vote on non-routine matters. The election of directors, the approval of the Amended Incentive Plan, the approval of our executive compensation and the recommendation of the frequency of the advisory vote on executive compensation are considered non-routine matters. If you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted on and are called “broker non-votes.”

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank or other nominee in “street name,” that party will give you instructions for voting your shares. If your shares are held in “street name” and you would like to vote your shares in person at the annual meeting, you must contact your broker, bank or other nominee to obtain a proxy form from the record holder of your shares.

Who will count the votes?

Representatives of Broadridge Financial Services, Inc. will count the votes and will serve as the independent inspector of election.

Who pays for proxy solicitation?

We do. In addition to sending you these materials, some of our employees or agents may contact you by telephone, by mail, or in person. None of our employees will receive any extra compensation for doing this. We may engage an outside firm to solicit votes and the cost to us of engaging such a firm is estimated to be $10,000 plus reasonable out-of-pocket expenses.

If you have additional questions about this proxy statement or the meeting or would like additional copies of this document or our annual report on Form 10-K for the year ended December 31, 2010, without charge, please contact: Secretary, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606, (312) 658-5000.

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors

There are currently nine directors on our Board. Nine nominees are proposed for election as directors at the annual meeting to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualify. All nine nominees currently serve on our Board.

All of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided therein to vote for the election of a substitute nominee selected by our Board, unless the Board alternatively acts to reduce the size of the Board or maintain a vacancy on the Board in accordance with our bylaws. The Board has no reason to believe that any such nominees will be unable or unwilling to serve.

In determining the independence of our directors, our Board considered transactions, relationships and arrangements between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. Our Board has determined that Robert P. Bowen, Kenneth Fisher, Raymond L. Gellein, Jr., James A. Jeffs, Richard D. Kincaid, William A. Prezant and Eugene F. Reilly are independent under the criteria for independence set forth in the listing standards of the NYSE, and therefore, upon the election of all nine nominees, we will continue to meet the NYSE requirement for a majority of independent directors serving on the Board.

Because of the non-payment of dividends on our three series of preferred stock for six quarters or more, our Board currently has two vacancies and the holders of our preferred stock are conferred with the exclusive right to elect the two directors to fill these vacancies.

Nominees for Election as Directors

The names, ages as of March 1, 2011, and existing positions of the nominees are as follows:

Name	Age	Office or Position Held	Director Since
Raymond L. Gellein, Jr.	63	Chairman of the Board of Directors	2009
Robert P. Bowen	69	Director	2004
Kenneth Fisher	52	Director	2007
Laurence S. Geller	63	Director, President and Chief Executive Officer	2004
James A. Jeffs	58	Director	2006
Richard D. Kincaid	49	Director	2009
Sir David M.C. Michels	64	Director	2006
William A. Prezant	64	Director	2006
Eugene F. Reilly	49	Director	2009

Raymond L. Gellein, Jr.

Raymond L. Gellein, Jr., resigned from Starwood Hotels and Resorts Worldwide (“Starwood”) in March 2008 where he held the position of President, Global Development Group from July, 2006 through March, 2008. In this position, Mr. Gellein had overall management responsibility for the full range of Starwood’s global real estate-related functions. Prior to his position as President, Global Development Group, Mr. Gellein served as Chairman and Chief Executive Officer of Starwood Vacation Ownership, Inc., the vacation ownership division of Starwood Hotels & Resorts Worldwide, Inc. from 1999 through July, 2006. Mr. Gellein served as a director of Starwood Vacation Ownership Inc. from 1999 to 2008. Mr. Gellein was formerly Chairman and Co-Chief Executive Officer of Vistana, Inc. (NYSE: VSTN) (“Vistana”), a public vacation ownership company acquired by Starwood in 1999. He joined Vistana in 1980 and was instrumental in leading the company’s development, the sale of the company in 1986, re-acquiring the assets of the Vistana entities from General Development Corporation in 1991 and launching a successful initial public offering of Vistana in 1997. Mr. Gellein holds an MBA in Finance, Accounting and Marketing from Northwestern University’s Kellogg School of Management (1974), as well as a Bachelor of Arts majoring in Psychology from Denison University (1969). Mr. Gellein has served as a board member of the Florida Chapter of Junior Achievement, the Roy E. Crummer Graduate School of Business at Rollins College and served as the Chairman of the American Resort Development Association (“ARDA”). Mr. Gellein was elected Chairman of the Board of Strategic Hotels & Resorts in August, 2010. Mr. Gellein is also currently serving as member to the ARDA board. He also currently serves on the board of directors of the Mind and Life Institute headquartered in Boulder, Colorado.

We believe Mr. Gellein’s qualifications to sit on our Board include his extensive experience as a Chief Executive Officer of a publicly-traded hospitality company and as a senior executive of a major multi-national publicly-traded lodging company.

Robert P. Bowen

Robert P. Bowen retired as a Partner of Arthur Andersen LLP in 1999. From 1980 to 1998, he was partner-in-charge of the audit practice of Arthur Andersen’s Memphis and Little Rock offices. For more than 25 years, he specialized in the hospitality and entertainment industry and was a member of Arthur Andersen’s worldwide hospitality industry team. Mr. Bowen joined Arthur Andersen in 1968 after receiving his Master of Business Administration degree from Emory University. Mr. Bowen served as a director of Gaylord Entertainment Company (NYSE: GET) from 2003 to 2007, and as a director of Equity Inns, Inc. (NYSE: ENN) from 2004 to 2007.

We believe Mr. Bowen’s qualifications to sit on our Board include his extensive experience with public companies and financial accounting matters for hospitality companies.

Kenneth Fisher

Kenneth Fisher has been a senior partner in Fisher Brothers, a New York City commercial real estate firm, since April 2003, and was a partner of Fisher Brothers from 1991 to April 2003. Mr. Fisher has been the chairman and Chief Executive Officer of Fisher House Foundation, Inc., a not-for-profit organization that constructs homes for families of hospitalized military personnel and veterans since May 2003 and served as vice chairman of Fisher House Foundation from May 2001 to May 2003. Mr. Fisher is a 30-year veteran of the real estate community. Mr. Fisher also is a member of the executive committee of the City Investment Fund, LP, a real estate investment fund, and a member of the executive committee of the Real Estate Board of New York’s Board of Governors. In 2007, Mr. Fisher was appointed to the President’s Commission on Care for America’s Returning Wounded Warriors. Mr. Fisher also served on the Board of Directors of Realogy Corporation from 2006 to 2007.

We believe Mr. Fisher’s qualifications to sit on our Board include his extensive experience in and knowledge of the real estate industry.

Laurence S. Geller

Laurence S. Geller has served as the President and Chief Executive Officer and a director of the Company since the Company’s initial public offering in 2004. In 1997, Mr. Geller founded Strategic Hotel Capital, L.L.C. and served as its Chief Executive Officer and as a director. Prior to founding Strategic Hotel Capital, L.L.C., Mr. Geller was Chairman and Chief Executive Officer of Geller & Co., a gaming, tourism and lodging advisory company he founded in 1989. Geller & Co. specialized in domestic and international hotel, corporate and real estate development, financing and structuring. Previously, Mr. Geller held positions as Executive Vice President and Chief Operating Officer of Hyatt Development Corporation, Senior Vice President of Holiday Inns, Inc. and Director of Grand Metropolitan Hotels in London. Mr. Geller is a former Vice Chairman of the Urban Land Institute’s Commercial and Retail Council and has held the position of Chairman of the Industry Real Estate Financing Advisory Council of the American Hotel and Lodging Association. Mr. Geller serves on the boards of Children’s Memorial Hospital (where he serves as a member of its physical facilities sub-committee), and the American Jewish Committee (where he serves as a member of the National Leadership Council). He also serves on the President’s Council of the Midwest Region of the U.S. Fund for UNICEF. Mr. Geller is Chair of The Churchill Centre and serves on its Executive Committee. Mr. Geller is Ambassador for North America for the Hotel and Catering Institutional Management Association of the U.K. Mr. Geller is a graduate of Ealing Technical College’s school of hotel management and catering. Mr. Geller previously served on the Board of Directors and Audit Committee of Gaylord Entertainment (NYSE: GET) from 2002 until July 2006. Mr. Geller has over 40 years of experience in the lodging industry and has received numerous awards for his service to the lodging industry and for his civic and philanthropic endeavors.

We believe Mr. Geller’s qualifications to sit on our Board include his 13 years as a founder and Chief Executive Officer of our company and its predecessor and his four decades of experience in the lodging industry.

James A. Jeffs

James A. Jeffs has served as the Director and Executive Co-Chairman of Max Petroleum Plc, an independent oil and gas exploration company, listed on both the London Stock Exchange and the Frankfurt Stock Exchange since October, 2005. Mr. Jeffs is a director of South Oil Company and was also a director of Magnum Oil, both based in Russia. Mr. Jeffs has served since 1994 as Managing Director and Chief Investment Officer of The Whittier Trust Company, a trust and investment management company headquartered in South Pasadena, CA. Mr. Jeffs was the former Chairman of the Board of Directors of Whittier Energy Corporation, an oil and gas exploration and production company headquartered in Houston, Texas and listed on the NASDAQ. Previously, Mr. Jeffs was Chairman of the Board, Co-Chairman and Chief Executive Officer of Chaparral Resources, Inc. Mr. Jeffs was Chief Investment Officer and Senior Vice President of Trust Services of America from 1988 to 1992, and also President and Chief Executive Officer of TSA Capital Management. Mr. Jeffs also has served on the board of investments of The Los Angeles County Employees Retirement Association.

We believe Mr. Jeffs’ qualifications to sit on our Board include his years of executive leadership and his expertise in business, investments, management and corporate strategy.

Richard D. Kincaid

Richard D. Kincaid has served as the President and Founder of the BeCause Foundation, a nonprofit corporation that heightens awareness about a number of complex social problems and promotes change through the power of film since May, 2007. Mr. Kincaid is also an active private investor in early stage companies. Until its acquisition by the Blackstone Group in February of 2007, Mr. Kincaid was the president and Chief Executive Officer of Equity Office Properties Trust (NYSE: EOP) (“EOP”), the largest publicly-traded office REIT and owner of office buildings in the United States with revenues of approximately $3.3 billion and a total capitalization of approximately $30 billion. Prior to being named President and Chief Executive Officer of EOP in 2003, Mr. Kincaid served as EOP’s Executive Vice President and Chief Operating Officer. Mr. Kincaid has also served as EOP’s Executive Vice President and Chief Financial Officer. Prior to joining EOP in 1995, Mr. Kincaid was Senior Vice President of Finance for Equity Group Investments, Inc. Prior to joining Equity Group Investments, Inc. in 1990, Mr. Kincaid held positions with Barclays Bank PLC and The First National Bank of Chicago. Mr. Kincaid is on the Board of Directors of Rayonier Inc. (NYSE: RYN), an international REIT that specializes in timber and specialty fibers. He also serves on the Board of Directors of Vail Resorts (NYSE: MTN), a mountain resort operator. From October 2002 to February of 2007, Mr. Kincaid served as a Director of EOP. Mr. Kincaid received his master’s degree in business administration from the University of Texas, and his bachelor’s degree from Wichita State University.

We believe Mr. Kincaid’s qualifications to sit on our Board include his experience as a former Chief Executive Officer of a real estate investment trust and his expertise in financial, corporate planning and strategy.

Sir David M.C. Michels

Sir David M.C. Michels currently serves as the Deputy Chairman and Senior Independent Director of Marks & Spencer Plc. and easyJet plc. Sir David sits on the Board of Directors of Jumeirah Hotels and is Chairman of London & Capital and Michels & Taylor. In 2009, Mr. Michels served as Chairman of Paramount Restaurants and from 1999 through 2007 he served on the Board of Directors of British Land plc. From June 2000 until February 2006, Sir David was Chief Executive Officer of Hilton Group Plc and from April 1999 to May 2000 he was Chief Executive Officer of Hilton International. Sir David was a Non-Executive Director of Hilton Hotels Corporation from November 2000 to December 2005. He served as Chief Executive Officer of Stakis Plc from May 1991 to March 1999. Sir David has spent 38 years in the leisure industry, primarily in hotels.

We believe Sir David Michels’ qualifications to sit on our Board include his experience as a former Chief Executive Officer of a publicly-traded hospitality company, his experience as a member of the board of multiple public companies and his vast knowledge of the lodging industry.

William A. Prezant

William A. Prezant is a partner in the law firm Prezant & Mollath, and has practiced law in California since 1972 and in Nevada since 1982. He serves on the Board of Directors of Forward Management (a financial services company), and You Technologies, Inc. (a digital marketing company). Mr. Prezant’s community activities include serving on the California/Nevada Advisory Board for the Wilderness Society and the Advisory Council of the Nevada Museum of Art. Mr. Prezant holds a Bachelor of Arts Degree from the University of Southern California and a Juris Doctorate from Georgetown Law Center.

We believe Mr. Prezant’s qualifications to sit on our Board include his almost four decades of experience as an attorney and businessman, and his expertise in corporate governance.

Eugene F. Reilly

Eugene F. Reilly is President, The Americas for AMB Property Corporation, a leading owner, operator and developer of industrial real estate (“AMB”). In this capacity, Mr. Reilly is responsible for AMB’s business in the United States, Canada and Latin America. Mr. Reilly joined AMB in 2003 and has 27 years of experience in the development, acquisition, disposition, financing and leasing of industrial properties throughout the Americas. Prior to joining AMB, Mr. Reilly was Chief Investment Officer of Cabot Properties, Inc., a private equity industrial real estate firm in which he served as a founding partner and member of its Investment Committee and Board of Directors. Mr. Reilly served with Cabot and its predecessor companies, including the NYSE-traded Cabot Industrial Trust, for 11 years. He has served on the Board of Directors of Grupo Acción, S.A. de C.V., a leading development company in Mexico. Mr. Reilly is a member of the National Association of Industrial and Office Parks (NAIOP) where he is currently Vice Chairman and serves on the NAIOP National Board of Directors and Executive Committee. He has served on the Board of Directors of the Massachusetts chapter of NAIOP and the National Industrial Education Committee. Mr. Reilly is a member of the Urban Land Institute. He holds an A.B. in Economics from Harvard College.

We believe Mr. Reilly’s qualifications to sit on our Board include his experience as a senior executive of a publicly-traded real estate investment trust, his experience as a real estate investor and his expertise in corporate planning and strategy.

Vote Required; Recommendation

The election of a director to the Board requires the affirmative vote of a plurality of the votes cast at the annual meeting.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL NINE NOMINEES NAMED ABOVE.

Board of Directors; Leadership Structure and Risk Assessment

We separate the roles of CEO and Chairman of the Board. The Board has determined that having an independent director serve as Chairman of the Board is in the best interest of the Company at this time. This structure ensures a greater role for the independent directors in the oversight of the Company. This leadership structure also is preferred by a significant number of the Company’s stockholders.

The Board is actively involved in oversight of risks that could affect the Company. The Board regularly reviews information regarding the Company’s operations, indebtedness and liquidity, as well as the risks associated with each. The Company’s internal audit department conducts an annual risk assessment by working with key members of management to identify key risks and potential mitigating factors. The Company’s internal audit department then reports the results of this exercise to the Board for full review and consideration to facilitate the Board’s oversight of risks facing the Company. The oversight is also conducted through committees of the Board, as disclosed in the descriptions of each of the committees and in the charters of each of the committees, but the Board has retained responsibility for general oversight of risks.

Board of Directors; Committees

Our Board is currently comprised of Messrs. Raymond L. Gellein, Jr., Robert P. Bowen, Kenneth Fisher, Laurence S. Geller, James A. Jeffs, Richard D. Kincaid, Sir David M.C. Michels, William A. Prezant and Eugene F. Reilly.

Our Board conducts its business through meetings of the Board, actions taken by written consent in lieu of meetings and by the actions of its committees. During the fiscal year ended December 31, 2010, the Board held eight meetings and acted by unanimous written consent four times. During fiscal year 2010, each incumbent director attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served while he was a member of the Board or such committees. Our corporate governance guidelines provide that the non-management directors shall designate the director who will preside at each executive session of the Board and the method by which employees, stockholders or other interested parties can communicate directly with the non-management directors. Our Board meets in executive session no fewer than four times each year during its regularly scheduled quarterly meetings. The Board currently has four standing committees: an audit committee, a compensation committee, a corporate governance and nominating committee, and an executive committee.

Audit Committee. The purposes of the audit committee are described in the audit committee charter and include, among other things:

•

assisting with Board oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and our internal audit function; and

•	preparing an audit committee report as required by the Securities and Exchange Commission, or SEC, for inclusion in our annual proxy statement.

The audit committee also is actively involved in oversight of risks that could affect the Company. The risks reviewed on an annual basis include risks of fraud as well as general risks facing the Company. The Company’s internal audit department conducts an annual anti-fraud risk assessment by working with key members of management to identify key risks and mitigating factors in each area. The Company’s internal audit department reports the results of risks identified and corresponding mitigating activities to the audit committee on an annual basis. The audit committee reports such findings and factors to the full Board.

The audit committee is currently comprised of Messrs. Bowen, Fisher, Jeffs, Kincaid and Prezant, with Mr. Bowen serving as the audit committee’s chairman. The written audit committee charter is available on our website at www.strategichotels.com. A copy of our audit committee charter is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606.

The Board has determined that each audit committee member has no material relationship with the Company and meets the independence criteria and has the qualifications set forth in the listing standards of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Board has determined that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the audit committee. The Board has determined that Mr. Bowen is qualified as an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act and has determined that Messrs. Bowen, Fisher, Jeffs, Kincaid and Prezant have the accounting and related financial management expertise within the meaning of the listing standards of the NYSE. Our audit committee met eight times during fiscal year 2010 and did not act by unanimous written consent in performing its functions.

Our Board has adopted procedures for reporting concerns under our code of business conduct and ethics and other company policies, including complaints regarding accounting and auditing matters in accordance with Rule 10A-3 under the Exchange Act. The full text of these procedures is attached as an addendum to our code of business conduct and ethics which is available on our corporate website at www.strategichotels.com. A copy of our Code of Business Conduct is also available, free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 200 West Madison Street, Suite 1700, Chicago, Illinois, 60606.

Compensation Committee. The compensation committee’s primary duties are described in the compensation committee charter and include, among other things:

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reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (the “CEO”), evaluating our CEO’s performance in light of those goals and objectives, and determining and approving the CEO’s compensation level based on this evaluation;

•

reviewing and approving compensation for executive officers other than our CEO, incentive-compensation and equity-based plans and programs, including the Company’s Amended and Restated 2004 Incentive Plan (the “2004 Incentive Plan”), making or authorizing awards under such plans and programs, overseeing the activities of the individuals and committees responsible for administering these plans and programs, and discharging any responsibilities imposed on the compensation committee by any of these plans or programs;

•	approving any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained;

•	in consultation with management, overseeing regulatory compliance with respect to compensation matters;

•	reviewing and approving severance or similar termination payments proposed to be made to any of our executive officers;

•	preparing a report for inclusion in our proxy statement for our annual meeting;

•	preparing and issuing an evaluation of the compensation committee;

•	reporting to our Board on a regular basis, and not less than once per year; and

•	performing any other duties or responsibilities expressly delegated to the compensation committee by the Board from time to time relating to our compensation programs.

The compensation committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The authority to retain compensation consultants to assist in the evaluation of CEO or senior executive compensation is vested in the compensation committee.

The compensation committee is responsible for monitoring any risks relating to employment policies and the Company’s compensation and benefits systems. To assist in satisfying these oversight responsibilities, the committee has retained its own compensation consultant when considering certain changes to the compensation program and also meets regularly with management to understand the financial and human resources implications of compensation decisions being made. Management works collaboratively with the compensation committee and offers advice and makes recommendations on compensation programs.

The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the compensation committee or any director or directors. Without limitation on the foregoing, the compensation committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

The compensation committee is currently composed of Messrs. Gellein, Jeffs, Kincaid and Reilly, with Mr. Jeffs serving as the compensation committee’s chairman. All compensation committee members meet the independence criteria set forth in the listing standards of the NYSE. Our compensation committee met eleven times during 2010 and acted by unanimous written consent one time.

The written compensation committee charter is available on our website at www.strategichotels.com. A copy of our compensation committee charter is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606.

Corporate Governance and Nominating Committee. The corporate governance and nominating committee’s primary purpose and responsibilities are described in the corporate governance and nominating committee charter and include, among other things:

•	identifying individuals qualified to become members of our Board and recommending director candidates for election or re-election to our Board;

•	considering and making recommendations to our Board regarding board size and composition, committee composition; and

•	developing and recommending to our Board a set of corporate governance principles, and reviewing those principles at least once a year.

The corporate governance and nominating committee is currently comprised of Messrs. Bowen, Fisher, Gellein, Prezant and Reilly, with Mr. Prezant serving as the corporate governance and nominating committee’s chairperson. All corporate governance and nominating committee members meet the independence criteria set forth in the listing standards of the NYSE. Our corporate governance and nominating committee met four times during fiscal year 2010 and did not act by unanimous written consent in performing its functions.

The written corporate governance and nominating committee charter is available on our website at www.strategichotels.com. A copy of our corporate governance and nominating committee charter is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606.

Written communications submitted by stockholders pursuant to our stockholder communications policy regarding recommending the nomination of a person to be a member of our Board, will be forwarded to the chair of the corporate governance and nominating committee for consideration. Stockholders may recommend director nominees for consideration by the corporate governance and nominating committee by submitting the proposed director’s name along with the information described below to our Secretary at: Secretary, Stockholder Nominations, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606. The submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate. The corporate governance and nominating committee will consider director candidates who have been identified by other directors or our stockholders but has no obligation to recommend such candidates for nomination except as may be required by contractual obligation of the Company.

In selecting or recommending candidates for selection to our Board, including nominees recommended by stockholders, the corporate governance and nominating committee shall take into consideration the following criteria, which are set forth in our corporate governance guidelines, and such other factors as the corporate governance and nominating committee deems appropriate:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business;

•	ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs; and

•	diversity of viewpoints, background, experience and other demographics.

While the corporate governance and nominating committee has not adopted a formal diversity policy with regard to the selection of director nominees, diversity is one of the factors that it considers in identifying nominees. As part of this process, the corporate governance and nominating committee evaluates how a particular candidate’s perspectives, knowledge, experience and expertise in substantive matters relating to the Company’s business may add value to the Board.

The corporate governance and nominating committee is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates and has the authority to negotiate the fees and terms of such retention.

Executive Committee. The executive committee’s primary purpose and responsibilities are to act on behalf and in the place of our Board in the management of our business and affairs upon express delegation by our Board. The executive committee is currently comprised of Messrs. Bowen, Gellein, Geller and Jeffs, with Mr. Gellein serving as the executive committee’s chairperson. Our executive committee did not meet during fiscal year 2010 and did not act by unanimous written consent in performing its functions.

Corporate Governance

Code of Business Conduct and Ethics. We have adopted a written code of ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. This code of business conduct and ethics is designed to comply with SEC regulations and NYSE listing standards related to codes of conduct and ethics and is posted on our corporate website at www.strategichotels.com. A copy of our code of business conduct and ethics is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606.

Corporate Governance Guidelines. We have also adopted written corporate governance guidelines to advance the functioning of our Board and its committees and to set forth our Board’s expectations as to how it should perform its functions. Our corporate governance guidelines are posted on our corporate website at www.strategichotels.com. A copy of our corporate governance guidelines is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606.

Stockholder Communications Policy. We have adopted procedures for employees, stockholders and other interested parties to communicate their concerns regarding accounting, internal accounting controls or auditing matters to the audit committee and other matters to non-management directors or our Board as a group. Our code of business conduct and ethics requires employees to report such concerns.

All such concerns may be communicated to the Secretary by written correspondence directed to Secretary, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606.

Employees, stockholders and other interested parties may communicate concerns regarding questionable accounting or auditing matters to the Secretary on a confidential and anonymous basis. The Secretary will distribute (i) all communications regarding accounting, internal accounting controls or auditing matters to the audit committee prior to each meeting of the audit committee, (ii) all other communications to non-management directors prior to each executive session of non-management directors and (iii) all communications to our entire Board prior to the next scheduled meeting of our Board. If it is unclear whether a communication involves accounting or auditing matters or if it involves both accounting or auditing matters and other matters, the Secretary will direct such communication to both the audit committee and non-management directors, with a note to that effect. In each case (and except as the audit committee or non-management directors may otherwise request), the Secretary will provide original copies or records of all communications. However, depending on the length and number of communications received, the Secretary may provide only a summary of the communications along with the original copy or record of any communications deemed particularly important. The original copies or records of all communications will be available to the Board or appropriate committee thereof, if applicable, upon request. The Secretary will maintain a log of each communication received, the date such communication was distributed to the audit committee, non-management directors or Board (and to which of these it was distributed) and whether it was distributed in summary or original form.

The Board or appropriate committee thereof, if applicable, will determine whether any action or response is necessary or appropriate in respect of a communication. If so, they will take or direct such action as they deem appropriate. Such action may include engaging outside advisers, for which funding will be available. The determinations in respect of each communication and any further action taken will be recorded in the log maintained by the Secretary. These determinations may be recorded based on standard categories, which may include: the communication is misdirected (such as a communication involving only an employment dispute); no further action required, because the communication can be analyzed on its face; and further action required (with a record of the action taken and its outcome). The Secretary or any other person designated by the audit committee or non-management directors will report on the status of any further action directed by the audit committee or non-management directors on a quarterly basis.

The full text of the stockholder communications policy is available on our corporate website at www.strategichotels.com. A copy of our stockholder communications policy is also available free of charge, upon request directed to Secretary, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606.

Director Attendance at Annual Meeting of Stockholders. We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. At the Company’s last annual meeting, which was held on May 27, 2010, all nine directors attended in person.

Woodbridge Transaction

On February 24, 2011, we entered into a Purchase and Sale Agreement (the “Agreement”) with certain affiliates of The Woodbridge Company Limited (“Woodbridge”) pursuant to which we agreed to (i) acquire the hotels commonly known as the Four Seasons Resort Jackson Hole and the Four Seasons Hotel Silicon Valley for an aggregate of 15,200,000 shares our common stock and (ii) issue and sell to an affiliate of Woodbridge (the “PIPE Purchaser”) in a concurrent private offering 8,000,000 shares of our common stock at a price of $6.25 per share (collectively, the “Transactions”). The Transactions are expected to close on or before April 15, 2011. Among other things, the Agreement provides that if the PIPE Purchaser or its affiliates so desire, we shall, consistent with and subject to Maryland General Corporation Law (“MGCL”), acting through the Board appoint one person (the “Appointee”), acceptable to us, to the Board on or after the later of (i) June 1, 2011, or (ii) the closing date of the Transactions; provided, however, that such one-time appointment right terminates (A) after the initial appointment of the Appointee or (B) on the earlier of such time as Woodbridge and its affiliates collectively own less than (other than as a result of splits, reclassifications, recapitalizations, recombinations and/or similar events or transactions) (i) the number of shares received by the Woodbridge affiliates in the Transactions or (ii) an aggregate of 5% of our outstanding common stock on a fully diluted basis assuming the conversion, exercise and exchange of outstanding convertible, exercisable or exchangeable securities. In addition, pursuant to the Agreement, commencing after any appointment of an Appointee, until the earlier of such time as Woodbridge and its affiliates collectively own less than (other than as a result of splits, reclassifications, recapitalizations, recombinations and/or similar events or transactions) (i) the number of shares received by the Woodbridge affiliates in the Transactions or (ii) an aggregate of 5% of our outstanding common stock on a fully diluted basis assuming the conversion, exercise and exchange of outstanding convertible, exercisable or exchangeable securities, if the PIPE Purchaser or its affiliates so desire, we shall, consistent with and subject to the MGCL, acting through the Board, nominate for election to the Board, one representative designated by PIPE Purchaser or its affiliates, and reasonably acceptable to us, at each annual meeting of our stockholders. Pursuant to the Agreement, we agreed that Geoffrey Beattie shall be an acceptable and approved Appointee and nominee.

Compensation Committee Interlocks and Insider Participation

From January 1, 2010 to December 31, 2010, the compensation committee of the Board was comprised of Messrs. Gellein, Jeffs, Kincaid and Reilly. None of the members of the Board who sat on the compensation committee in 2010 was employed by us as an officer or employee during or prior to 2010. No compensation committee member had any interlocking relationships requiring disclosure under applicable rules and regulations.

For a description of certain relationships and transactions with members of our Board or their affiliates, see “Transactions With Related Persons” beginning on page 55.

EXECUTIVE COMPENSATION

Executive Officers

The following sets forth, as of March 1, 2011, the positions, ages and selected biographical information for our executive officers who are not directors:

Diane M. Morefield

Diane M. Morefield, age 52, has served as the Company’s Executive Vice President, Chief Financial Officer since April, 2010. From December 2009 to March of 2010, Ms. Morefield served as a Senior Consultant at CTS Holdings, Inc., a business advisory and project management firm. From November 2007 through June 2009, Ms. Morefield served as chief financial officer of Equity International, a privately-held investment company focused exclusively on real estate related businesses operating outside of the United States. During this time, Ms. Morefield was responsible for financial reporting, investor relations, portfolio management, treasury and was actively involved in significant capital raising. From April 2007 through October 2007, Ms. Morefield served as chief financial officer of Joseph Freed & Associates, LLC, a family owned, privately-held real estate development and operating company specializing in retail, residential and mixed-use projects. From July 1997 to September 2006, Ms. Morefield was employed by Equity Office Properties Trust (NYSE: EOP) (“EOP”), the largest publicly-traded office REIT and owner of office buildings in the United States with revenues of approximately $3.3 billion and a total capitalization of approximately $30 billion. Her last position was Regional Senior Vice President for the company’s Midwest region where she was responsible for the overall business strategy, financial performance, operations, management and leasing activity for the region with total revenues of over $450 million, a portfolio size of 19.5 million square feet and over 300 employees. Prior to this role, Ms. Morefield was Senior Vice President—Investor Relations at EOP and responsible for all investor and public relations at the company. Ms. Morefield is a member of the Leadership Greater Chicago Fellows Program (Class of 2006), and in May 2003 completed the Northwestern University Kellogg School of Management: Women’s Board Director Development Program. Ms. Morefield received a Masters in Business Administration from The University of Chicago and a Bachelors of Science in Accountancy from The University of Illinois. She is a Certified Public Accountant.

Richard J. Moreau

Richard J. Moreau, age 64, has served as the Company’s Executive Vice President, Asset Management since 2005. Mr. Moreau previously served as the Company’s Vice President, Asset Management from 1997 to 2003 and Senior Vice President, Asset Management from 2003 until 2005. Mr. Moreau is responsible for the asset management of all our properties. Mr. Moreau has been in the hospitality industry for over 30 years in both property and multi-unit operation positions. From 1992 until he joined us in November 1997, Mr. Moreau was a principal in Gremor Hospitality, a hotel asset management company. From 1988 until 1992, he was a principal and Executive Vice President at Inn America Corporation, an independent hotel management company. He was responsible for the day-to-day operations of 22 full service hotels and resorts operating under franchise agreements with Hilton, Sheraton and Holiday Inn. From 1985 until 1988, he was a Vice President of Operations for Hyatt Hotels and Resorts, where he was responsible for the development and implementation of all pre-opening and operating procedures for six prototype Hyatt hotels. From 1972 to 1985, Mr. Moreau worked for The Howard Johnson Company.

Paula C. Maggio

Paula C. Maggio, age 42, is the Company’s Senior Vice President, Secretary and General Counsel, and has been responsible for oversight of the Company’s legal affairs since 2004. Ms. Maggio played a critical role in the Company’s initial public offering in 2004 and has subsequently executed a number of significant transactions for the Company. From 2004 to 2007, Ms. Maggio served as the Company’s Vice President, Secretary and General Counsel. Upon joining the Company’s predecessor in December, 2000 and through May, 2004, Ms. Maggio acted as Vice President, Assistant Secretary and Associate General Counsel. Prior to joining the Company’s predecessor, Ms. Maggio practiced law with Altheimer & Gray, where she focused primarily on real estate and hospitality law. Ms. Maggio received a Bachelor of Arts and Juris Doctor, cum laude, from the University of Illinois in 1991 and 1994, respectively.

Stephen M. Briggs

Stephen M. Briggs, age 52, is the Company’s Senior Vice President, Chief Accounting Officer. Mr. Briggs previously served as the Company’s Vice President, Controller and Principal Accounting Officer from 2007 until February 2009. Prior to joining the Company in 2007, Mr. Briggs served as the Senior Vice President—Asset Strategy/Strategic Planning of EOP, the largest publicly-traded office REIT and owner of office buildings in the United States with revenues of approximately $3.3 billion and a total capitalization of approximately $30 billion, where he provided strategic direction and leadership to the accounting, tax, financial reporting, regional finance, lease administration and financial modeling functions. His responsibilities included all external and internal financial reporting, including SEC reporting, federal and local income tax compliance, reporting to EOP’s audit committee and Sarbanes-Oxley compliance and coordination with external auditors of quarterly and annual audit processes. Prior to that, Mr. Briggs held positions at EOP as Senior Vice President—Chief Accounting Officer (2000-2004); Senior Vice President—Financial Reporting and Accounting (1999); Vice President—Financial Reporting and Accounting (1996-1999) and Vice President—Property Accounting (1993-1996). He was formerly a Vice President at VMS Realty Partners and an Auditor at Deloitte, Haskins & Sells. Mr. Briggs received a Masters in Business Administration from DePaul University and a Bachelors of Science in Accountancy from The University of Illinois. Mr. Briggs is a Certified Public Accountant and is a member of Best Financial Practices Council of the National Association of Real Estate Investment Trust.

Compensation Discussion and Analysis

I.	Overview

This Compensation Discussion and Analysis describes the compensation policies and arrangements that are applicable to the CEO and Chief Financial Officer (the “CFO”), as well as the other executive officers included in the summary compensation table under “—2010 Summary Compensation Table” on page 28, who are all referred to as “named executive officers” (the “NEOs”) as such term is defined in Item 402(a) of Regulation S-K.

II.	Compensation Philosophy & Objectives

The compensation committee has three primary objectives for our compensation program:

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Provide overall levels of compensation that are competitive in order to attract and motivate highly qualified, experienced executives to continue to enhance the interests of the Company and build long-term stockholder value;

•	Provide annual and long-term incentives that emphasize performance-based compensation, contingent upon achieving company and individual performance goals; and

•	Align the interests of our management with those of our stockholders by having a meaningful portion of our executive compensation programs comprised of equity-based incentives.

To achieve its objectives, the compensation committee has established a compensation program for NEOs consisting of base salary, annual bonus awards and our long-term incentive program (the “LTI Program”). Pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive.

As an executive’s level of responsibility increases, a greater proportion of his or her total compensation is based on the annual and long-term performance-based incentive compensation and less on base salary. The level and structure of these performance-based incentive elements reflects our variable pay-for-performance philosophy.

III.	Establishing the Compensation Program

To assist the compensation committee in meeting its objectives, the compensation committee may engage an outside executive compensation consulting firm to review the key elements of our compensation programs, base pay, annual incentives and long-term incentives, as well as its structure, including design and performance measurements. In 2010, the compensation committee engaged Vivient Consulting (“Vivient”) to educate the committee about new legislation passed in 2010, to make recommendations regarding the Board’s compensation design and to answer general questions of the compensation committee. For purposes of the report regarding the Board’s compensation design, Vivient continued to use the peer group previously established in 2007:

•	Ashford Hospitality Trust, Inc.

•	Choice Hotels International, Inc.

•	FelCor Lodging Trust, Inc.

•	Gaylord Entertainment

•	LaSalle Hotel Properties, Inc.

•	Morgans Hotel Group Co.

•	Sunstone Hotel Investors, Inc.

•	Taubman Centers, Inc.

•	Vail Resorts, Inc.

•	Ventas, Inc.

•	Wyndham Worldwide

The compensation committee did not conduct a full peer analysis of our executive compensation in 2010 because there were no new compensation programs for our NEOs adopted in 2010. Vivient also provided an analysis regarding equity of the Company held by the NEOs. This analysis was informational in nature.

The compensation committee meets with Mr. Geller to discuss his own compensation package, but ultimately decisions regarding his package are made solely based upon the compensation committee’s deliberations, with input from its compensation consultant from time to time. Decisions regarding other executives are made by the compensation committee considering recommendations from Mr. Geller.

IV.	Compensation Structure

A.	Pay Elements—Overview

The three main components of compensation are:

•	Base Salary

•	Annual Bonus

•	LTI Program

B.	Pay Elements—Details

(1) Base Salary

Base salaries are set with regard to the position within the Company and the individual’s current and sustained performance results. The base salary levels for each NEO are reviewed annually by the compensation committee. In setting base salaries, the compensation committee may consider:

•	competitive market and peer group data specific to an executive’s position;

•

individual performance assessments, as made by the compensation committee for Mr. Geller, and by Mr. Geller for the other NEOs, against goals established for the prior year by the specific individual or the management team collectively;

•	expected future contributions;

•	job responsibility; and

•	Company performance.

There is no specific weighting applied to any one factor in setting the level of base salary, and the process ultimately relies on the subjective exercise of the compensation committee’s judgment.

Based on the foregoing, in February 2011, the compensation committee increased the base salaries of Mr. Moreau from $325,000 to $350,000 and Ms. Maggio from $275,000 to $300,000 related to 2010 performance and in light of data specific to each of their positions from the 2010 Compensation and Benefits Survey published by the National Association of Real Estate Investment Trusts and from prior recommendations of Vivient. The compensation committee also increased the base salaries of the remainder of the NEOs by 3% in February 2011.

(2) Annual Bonus Awards

Our annual bonus award program provides our NEOs the opportunity to receive cash bonus awards. In 2010, the annual bonus program included a Company financial component and a discretionary component. The financial component was weighted as 50% of target bonus and the discretionary component was weighted at 50% of target bonus.

In 2010, the metric for the financial component was “EBITDA” (as hereinafter defined) results against budgeted “EBITDA”. For computational purposes, “EBITDA” represents net income or loss attributable to the Company’s common stockholders excluding: (i) interest expense, (ii) income taxes, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income taxes and depreciation and amortization of our equity method investments, the effect of realizing deferred gains on our sale leasebacks, as well as the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency gains or losses and other non-recurring charges.

For the discretionary component of the bonus, the compensation committee considered the following in its subjective determination of the appropriate amount earned: personal performance, stock price appreciation and assessment of Company performance. In considering performance, the compensation committee made a subjective assessment regarding attainment of Company-wide objectives established by management and the Board in the first quarter of 2010. The objectives were to (i) achieve budgeted EBITDA, (ii) outperform in increases in a certain key metric known as revenue per available room (RevPAR) as compared to certain competitive sets, (iii) continue to implement cost containment programs at properties to meet or exceed budgeted hotel EBITDA, (iv) extend certain debt maturities and execute or develop workout plans for certain debt, (v) address certain corporate level restructurings, (vi) plan and execute certain swap buy-downs, (vii) improve investor relations, (viii) monetize European assets and (ix) retain the key leadership team. The compensation committee’s subjective determination on the discretionary component did not assign any specific weighting to the various objectives or other considerations.

In light of the fact that the Company (i) had budgeted it would not have positive results in funds-from-operations, or FFO, for the year and (ii) was not current on its payment of its preferred dividends, the compensation committee required that for the 2010 bonus award program any amount awarded to our NEOs which was in excess of the target amount would not be paid currently and would be banked until the following events occurred:

•	The Company had reinstated quarterly dividend payments to its holders of preferred stock or the preferred stock was otherwise redeemed; and

•	The company has a positive calculation of FFO for any of 2011, 2012 or 2013, excluding the expenses related to the VCP, as hereinafter defined.

Notwithstanding the foregoing, in the event of a change-in-control of the Company or in the event of an involuntary termination without cause or constructive termination, such banked bonus would be immediately paid. At the election of the NEO, the banked cash bonus, if any, could be converted into RSUs with a grant date of February 24, 2011 and such RSUs will cliff-vest at the time the conditions described above are satisfied. All our NEOS elected to convert their banked cash bonus amounts into such cliff-vested RSUs, which vest at such time as the banked bonuses would have otherwise been paid in cash.

The goals with respect to annual bonus awards are established at three separate levels—threshold, target and maximum.

Mr. Geller’s annual target incentive was 100% of his base salary, or $750,000. Ms. Morefield and Mr. Moreau had target incentives of 75% of base salary, or $277,500 and $243,700, respectively. Ms. Maggio and Mr. Briggs had target incentives of 60% of base salary, or $165,000 and $136,200, respectively.

In 2010, to earn a target bonus on the Company financial component of the bonus, EBITDA was required to be at 100% of budgeted EBITDA. For 2010, budgeted EBITDA was $117.4 million. For Mr. Geller, the target for this component was $375,000. For the other NEOs, the target for this component was $138,750, $121,875, $82,500 and $68,100 for Ms. Morefield, Mr. Moreau, Ms. Maggio and Mr. Briggs, respectively. To earn a threshold bonus on the Company financial component of the bonus, EBITDA was required to be at 90% of budget. The threshold bonus on the Company financial component of the bonus was 50% of target of such component for the NEOs. If results were less than 90% of budgeted EBITDA, the NEOs would not be entitled to an award based on Company achievement of financial goals unless the compensation committee made a special determination otherwise. In 2010, to earn a maximum pay-out on the Company performance component of the bonus, EBITDA was required to be at least 107.5% of budgeted EBITDA. Pay-out at such maximum levels would be at 200% of the target incentive amount for Mr. Geller and at 150% of the target incentive amount for the other NEOs. To the extent final EBITDA results were between 90% and 107.5%, there would be a straight-line interpolation of the pay-out amount for the financial component.

For the discretionary component, the target for Mr. Geller was $375,000. For the other NEOs, the target for the discretionary component was $138,750, $121,875, $82,500 and $68,100 for Ms. Morefield, Mr. Moreau, Ms. Maggio and Mr. Briggs, respectively. The maximum pay-out on the discretionary component would be 200% of target for Mr. Geller, or $750,000, and 150% of target for the other NEOs, or $208,125, $182,813, $123,750 and $102,150 for Ms. Morefield, Mr. Moreau, Ms. Maggio and Mr. Briggs, respectively.

The compensation committee also retains the discretion to pay discretionary supplemental bonuses outside the standard bonus program to the extent it deems appropriate.

Although Ms. Morefield officially joined the Company April 12, 2010 and pursuant to her Offer Letter was entitled to a pro-rated bonus for 2010, the compensation committee determined that because of her work with the Company prior to her official start date and her achievements for 2010, Ms. Morefield was instead eligible to earn a full bonus for 2010.

Bonuses are paid in the first quarter of each year for the prior year’s performance once the compensation committee has had the opportunity to assess individual performance accomplishments and Company performance as a whole.

2010 Bonuses. For 2010, actual company EBITDA, as reported in 2011, was $119.4 million. Consequently, actual financial performance was 102% of budgeted EBITDA. Using the straight-line interpolation, Mr. Geller earned approximately 127% of target for the financial component of the 2010 bonus and the other NEOs earned approximately 113% of target for the financial component of the 2010 bonus.

In reviewing the discretionary component of the bonus, the compensation committee found that the Company had accomplished all of its 2010 objectives. Among other items, the compensation committee considered the fact that the Company completed a very successful $350,000,000 equity offering and retired $180,000,000 of convertible debt, the RevPAR index increased 2.6% as compared to the competitive sets of hotels, hotel costs were contained and EBITDA margins were increased, the Company refinanced certain assets and developed the work-out plan for the Hotel del Coronado, and the Company sold the InterContinental Prague and monetized part of the lease guaranty at the Marriott Hamburg. In reviewing Company results for the year the compensation committee considered the fact that without the inclusion of the expense related to the Company’s Value Creation Plan, which is accounted for as a liability award and re-valued quarterly and was significantly higher than budgeted due to the Company’s significant stock price appreciation during the year, the Company’s financial results would have been at 112% of budgeted EBITDA, or at the maximum level under the financial component of the bonus award program. The compensation committee considered the negative incentive created by the bonus award program paying at a lower amount because the Company’s stock price had increased so significantly during the year. Because of this factor, as well as the Company surpassing its corporate objectives in 2010, the stockholder return of 184% in 2010 on the Company’s common stock and the progress on executing on the Company’s strategic plan, the compensation committee determined certain individuals should receive supplemental bonus pay-outs in order to provide an aggregate payout to the NEOs at levels considered appropriate by the compensation committee after review of individual performance. Notwithstanding the foregoing, no NEO received a bonus that was in excess of the maximum award provided for under the annual bonus award program. Additionally, any amount approved in excess of the target bonus was not paid currently and is banked until the satisfaction of certain conditions, as previously described. All NEOs converted their banked excess bonus into RSUs that cliff vest upon the satisfaction of such certain conditions.

The 2010 bonuses, paid in March 2011, are as shown on the table set forth below:

	2010 Cash Bonus
Name	Total Target Bonus		EBITDA vs. Budget Component (50%)			Discretionary Component (50%)			Supplemental Component		Total 2010 Bonus		Paid in Cash in March 2011		Banked and Not Paid in Cash Pursuant to Program Guidelines (6)
Laurence S. Geller		$750,000		$475,000	(1)		$750,000	(2)		$275,000		$1,500,000		$750,000		$750,000
James E. Mead(5)	$	N/A	$	N/A		$	N/A		$	N/A	$	N/A	$	N/A	$	N/A
Diane M. Morefield		$277,500		$157,250	(3)		$208,125	(4)		$16,188		$381,563		$277,500		$104,063
Richard J. Moreau		$243,750		$138,125	(3)		$182,813	(4)		$44,688		$365,265		$243,750		$121,875
Paula C. Maggio		$165,000		$93,500	(3)		$123,750	(4)		$9,625		$226,875		$165,000		$61,875
Stephen M. Briggs		$136,200		$77,180	(3)		$93,070	(4)	$	N/A		$170,250		$136,200		$34,050

(1)	Target for component is $375,000. Payout at approximately 127% of target.
(2)	Target for component is $375,000. Payout at 200% of target.
(3)	Target for component for Ms. Morefield, Mr. Moreau, Ms. Maggio and Mr. Briggs is $138,750, $121,875, $82,500 and $68,100, respectively. Pay-out at approximately 113% of target.
(4)	Target for component for Ms. Morefield, Mr. Moreau, Ms. Maggio and Mr. Briggs is $138,750, $121,875, $82,500 and $68,100, respectively.
(5)	Mr. Mead’s employment with the Company ended on March 8, 2010.
(6)	All NEOs converted banked bonus into cliff-vested RSUs that vest upon satisfaction of certain conditions, as described under “—Annual Bonus Awards” on page 20, with a grant date of February 24, 2011. Such RSUs vest at such time as the banked bonuses would have otherwise been paid in cash.

(3) LTI Program

Restricted Stock Units (the “RSUs”), performance-based restricted stock units or performance shares and stock options may be awarded as long-term incentives, and are used to balance the short-term focus of annual bonus awards by tying rewards to performance achieved over multi-year periods, as well as providing us with a tool to retain our NEOs. In 2009, the Company also adopted the Value Creation Plan (the “VCP”), which was intended to align management with our stockholders by utilizing a multi-year program that was directly linked to share price appreciation. Our compensation philosophy for executives traditionally has placed significant emphasis on long-term incentives, which is consistent with our goal of aligning management with our stockholders.

Restricted Stock Units

RSUs are grants of notional shares with time-based vesting restrictions. Each unit is worth one share of our common stock and the awards generally vest over a three-year period, with shares of common stock delivered to NEOs upon vesting (absent a deferral agreement). Unless provided otherwise in an agreement, unvested RSUs are forfeited when an executive’s service with the Company is terminated. The compensation committee believes that awards of RSUs create an incentive for senior executives to operate the Company in a manner that creates significant long-term value and also assists with retention of superior executive talent in critical positions.

Under Mr. Geller’s amended and restated employment agreement, in 2011 Mr. Geller was entitled to receive a grant of three-year time-vested RSUs with a value on the grant date equal to the lesser of (i) $900,000 and (ii) 125,000 RSUs. In accordance with his agreement, on February 24, 2011, Mr. Geller received a grant of 125,000 three-year time-vested RSUs, with a grant date value of $792,500.

As an incentive for Ms. Morefield to join the Company she was awarded 85,000 three-year time-vested RSUs on May 3, 2010.

For the other NEOs, annual grants have historically had a target value set at 100% of base salary. The actual award may be adjusted based on the executive’s performance, experience and expertise. In light of the performance by the other NEOs for the year, the compensation committee awarded each other NEO an RSU grant at the target amount. In determining the value of the award, the compensation committee evaluated the compensation for each NEO in the aggregate and determined that notwithstanding exceptional performance in 2010, a target value award was appropriate in light of the continuing challenges faced by the Company and the fact that the other NEOs were participants in the VCP. The value of the award is divided by the share price of the Company’s common stock on the grant date to determine the actual number of RSUs to be granted.

A summary of the elements of the 2011 RSU grants applicable to the NEOs, other than Mr. Geller is as follows:

Type of Awards	Eligible Employees	Target Grant	Vesting	Value	Grant Date

RSUs	NEOs other than Mr. Geller	(Target Value ÷ Stock Price on Grant Date = # of RSUs)	3-year step vesting on January 1 of each year	Based on common stock share value on grant date	February 24, 2011

The following table describes the 2011 RSU grants to our NEOs other than Mr. Geller:

Named Executive Officer	Target Value	February 24, 2011 RSU Grant (# of RSUs)
James E. Mead(1)	N/A	N/A
Diane M. Morefield	$381,100	60,110
Richard J. Moreau	$350,000	55,205
Paula C. Maggio	$300,000	47,319
Stephen M. Briggs	$233,810	36,879

(1)	Mr. Mead’s employment with the Company ended March 8, 2010.

The compensation committee intends to consider annual long-term incentive grants for executives going forward and may consider special grants if it deems such action appropriate or necessary to attract or retain talent or pay in accordance with the Company’s philosophy.

Value Creation Plan

On August 27, 2009, the Company adopted the VCP to further align the interests and efforts of key employees, including our NEOs, to the interests of the Company’s stockholders and to provide key employees an added incentive to create stockholder value and to work towards the Company’s growth and success. The VCP provides for up to 2.5% of the Company’s market capitalization (limited to a maximum market capitalization based on a common stock price of $20 per share) to be provided to participants in the VCP in 2012 if the highest average closing price of the Company’s common stock during certain consecutive twenty trading day periods in 2012 is at least $4.00 (the “Normal Distribution Amount”). The common stock price prior to 2012 is not utilized in determining the pay-out under the VCP in order to ensure that the current challenges facing the Company have been met and the stock price appreciation is sustainable. In addition, if a Change of Control (as defined in the VCP) occurs at any time prior to December 31, 2012, participants in the VCP will generally not be entitled to the Normal Distribution Amount and will instead be entitled to receive 2.5% of the Company’s market capitalization based on the value of a share of the Company’s common stock upon the Change of Control (the “Change of Control Price”), regardless of the Change of Control Price and regardless of whether the share price is at least the $4.00 minimum or greater than the $20.00 maximum for calculating Normal Distribution Amounts.

The compensation committee established the $4.00 threshold stock price for pay-out in 2012 based on the recommendation of Vivient and on a number of other factors, including the then current stock price of $1.21, the historical 52-week trading range, the difficult economic environment for the Company and the target stock price as published in analyst reports. The compensation committee determined that the stock price in 2012 is critical due to important debt maturities of the Company on or before that time. A total of one million VCP units (the “VCP Units”) (representing the opportunity to earn an amount equal to 2.5% of the Company’s market capitalization) can be allocated to key employees participating in the VCP.

Awards Under Value Creation Plan

Of the 1,000,000 VCP Units, the compensation committee has granted Mr. Geller 600,000 VCP Units. In determining the level of the grant, the compensation committee and Vivient reviewed Mr. Geller’s award of 600,000 VCP Units and his annual grant of time-vested RSUs under his amended and restated employment agreement and determined that Mr. Geller’s payout for long-term incentive compensation over the approximately three-year term of his agreement did not exceed 2.1% of total market capitalization of the Company for such period, or approximately .7% of total market capitalization for each of 2010, 2011 and 2012. Mr. Geller forfeits VCP Units under the VCP if he voluntarily terminates employment or his employment is terminated for cause (as defined in the Agreement). If Mr. Geller’s employment is terminated without cause or he has a constructive termination or he dies or becomes disabled, Mr. Geller or his estate will be entitled to keep the VCP Units granted to him and be paid in accordance with the terms of the VCP. Payments upon a VCP Unit distribution may be made in cash, in shares of the Company’s common stock (subject to approval by the stockholders of the Company), in some combination thereof or in any other manner approved by the committee of the Board administering the VCP.

In February, 2010, after consideration of the need to motivate, incent and retain the NEOs and to better align them with stockholders, the compensation committee granted the other NEOs awards under the VCP. Such awards were determined in the compensation committee’s subjective discretion, based on the recommendation of the CEO. For the NEOs other than Mr. Geller, upon any termination of employment, other than by death or disability, prior to January 1, 2012, the award of VCP Units will be forfeited. For a termination of employment without cause or construction termination in 2012 or by death or disability, a pro-rata portion of the VCP Units will be earned in 2012. The awards made to the other NEOs were:

Name	VCP Units	% Market Capitalization
Diane M. Morefield(1)	90,000	0.225%
Richard J. Moreau	90,000	0.225%
Paula C. Maggio	70,000	0.175%
Stephen M. Briggs	70,000	0.175%

(1)	Ms. Morefield joined the Company on April 12, 2010 and her Award of VCP Units was made as of May 3, 2010.

The remainder of VCP Units have been allocated to other key employees of the Company who are not NEOs.

(4) Perquisites and Other Benefits

We provide executive officers with a limited number of perquisites that the Company and compensation committee believe are reasonable and consistent with our industry. The compensation committee reviews the perquisites annually. Certain perquisites are discussed in further detail in footnotes 4 and 5 to the summary compensation table under “—2010 Summary Compensation Table” on page 28.

(5) Retirement

We do not have a defined benefit pension plan. The Strategic Hotel Funding, L.L.C. 401(k) Plan is a tax-qualified retirement savings plan pursuant to which all U.S. based employees, including the NEOs, are able to contribute and also receive a dollar-for-dollar Company matching contribution based on the level contributed by the employee capped at 6% and subject to the compensation limits for qualified plans. In the event of achievement of our financial goals, the Company retains discretion to provide an additional contribution to the accounts of all employees participating in the 401(k) plan. In 2010, the Company did not make any discretionary additional contributions.

(6) Employment Agreements

The Company has an employment agreement with Mr. Geller. The employment agreement is intended to ensure retention of Mr. Geller as the critical member of the management team and to motivate Mr. Geller to achieve superior long-term results on behalf of the Company.

The Company entered into an amended and restated employment agreement with Mr. Geller in August 2009. Mr. Geller’s prior agreement was scheduled to expire December 31, 2009, and the Board felt it was important and in the Company’s best interest to retain Mr. Geller’s expertise and services for an extended period, through December 31, 2012. As part of the agreement, Mr. Geller gave up his right to any parachute tax gross-up. The compensation program structure includes base salary, annual incentive bonus opportunity, annual award of RSUs and a one-time award of VCP Units. The compensation committee believes that such plan design appropriately motivates and incents Mr. Geller and aligns his interests with the interests of the stockholders.

Although the other NEOs do not have employment agreements, in 2008 the Company entered into an agreement with Mr. Moreau, Ms. Maggio and Mr. Briggs regarding severance in the event of termination without cause, constructive termination or change in control. The Company entered into a similar agreement with Ms. Morefield on April 12, 2010. See “—Employment Agreements and Potential Post-Termination Payments—Severance Program” beginning on page 32. The compensation committee reviewed severance protections for executive officers of the Company’s peer group of companies and determined that entering into the agreements providing contractual severance protections in the event of termination without cause or a change-in-control would be consistent with protections found at the peer group.

Additionally, the 2004 Incentive Plan contains “single trigger” vesting of equity awards upon a change-in-control. We believe that such “single trigger” vesting provides a reasonable measure of security to the NEOs that the long-term component of their compensation is not put at risk should the Company undergo such a transaction and ensures that the NEOs would not have objections to a transaction favorable to stockholders based on loss or impairment of their equity compensation value.

V.	Timing of Equity Grants

Historically, grants of equity-based awards under our LTI Program are determined by the compensation committee and have typically been made in March of each calendar year following review by the compensation committee of the prior year’s Company and individual performance. Grants may also be awarded at other times of the year upon execution of a new employment agreement, or in a new hire or promotion situation.

Starting in 2007, the compensation committee determined that annual grants of RSUs, stock options or performance shares will be made on the same date once a year, currently March 6th, or if that is not a trading date, the grant date will be the following trading date. If the approved RSU or performance share grant is set forth in dollars, the number of RSUs will be determined using the closing price of the common stock on the date of grant. The exercise price for stock options will also be the closing price of the common stock on the date of such grant. The compensation committee will approve such grants on (or possibly before) the grant date. The compensation committee retains the discretion to award grants of RSUs, stock options or performance shares at other times during the year if it determines such action is appropriate. However, in 2011, due to the timing for finalizing and filing this proxy statement and the desire to have all compensation decisions reported so that our stockholders could fully understand our 2010 executive compensation decisions, the grants were made on February 24, 2011. See “—LTI Program—Restricted Stock Units” beginning on page 22.

VI.	Adjustment or Recovery of Awards

To the extent that any of our financial results are misstated as a result of Mr. Geller’s willful misconduct or gross negligence and financial results are subsequently restated downward which would result in lower awards to Mr. Geller, Mr. Geller’s employment agreement provides for offsets to future amounts due and/or clawbacks against past amounts paid pursuant to compensatory awards.

In addition, under Section 304 of Sarbanes-Oxley, if the Company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, Mr. Geller and Ms. Morefield must reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities during those 12 months.

VII.	Consideration of Prior Amounts Realized

In furtherance of our philosophy of rewarding executives for future superior performance, prior stock compensation gains are not considered in setting future compensation levels.

VIII.	Stock Ownership Guidelines and Hedging Policies

The compensation committee has adopted stock ownership guidelines that are intended to require executive officers to own stock, or RSUs, in the Company equal to a percentage of their base salary, depending on their position. Mr. Geller is required to own stock or RSUs equal to five times his base salary and the other NEOs are required to own stock or RSUs equal to three times their base salary. Executives are required to reach these levels within five years of the later of commencement of employment or promotion to such executive level. Due to the economic downturn and its effect on the Company’s stock price, the Company’s compensation committee waived the guideline through 2010. Other than Ms. Morefield, who has been with the Company for less than one year, our NEOs are in compliance with this guideline as of March 1, 2011. Other than these guidelines, there are no mandated equity holding periods for management.

We also maintain a policy that prohibits executives from holding Company securities in a margin account or pledging our securities as collateral for a loan. An exception exists is if the executive requests prior approval from the Company to pledge securities as collateral for a loan (but not for margin accounts) and the executive can demonstrate the financial capacity to repay the loan without resort to the pledged securities. None of our executives have pledged shares in this manner.

IX.	Impact of Tax and Accounting

As a general matter, the compensation committee takes into account the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of long-term incentive grants to executives and employees, the compensation committee examines the accounting expense associated with the grants. Under Financial Standards Accounting Board ASC Topic 718, grants of stock options, restricted stock, RSUs and other share-based payments result in an accounting charge for us. The accounting charge is equal to the grant date fair value of the instruments being issued. For RSUs, the expense is equal to the fair value of the stock on the date of grant times the number of shares or units granted. This expense is amortized over the requisite service period or vesting period of the instruments. The Company has accounted for the VCP as a liability award. The fair value of the VCP will be re-measured at the end of each reporting period, and the Company will make adjustments to the compensation expense and liability to reflect the fair value.

Compensation Committee Report

The compensation committee of the board of directors, or the Board, of Strategic Hotels & Resorts, Inc., a Maryland corporation, has reviewed and discussed the Compensation Discussion & Analysis with management and, based on that review and discussion, recommends to the Board that it be included in our annual report on Form 10-K and our proxy statement.

Compensation Committee

James A. Jeffs (Chairman)

Raymond L. Gellein, Jr.

Richard D. Kincaid

Eugene F. Reilly

The following table sets forth for the year indicated the annual compensation of our CEO, our CFO and our other NEOs.

2010 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock awards ($)(1)		Option awards ($)(1)	Non-equity incentive plan compen- sation ($)		Change in pension value and nonqualified deferred compensation earnings ($)	All other compen- sation ($)(2)		Total ($)
(a)	(b)	(c)	(d)		(e)		(f)	(g)		(h)	(i)		(j)
Laurence S. Geller	2010	$750,000	$275,000	(3)	$333,750	(8)	—	$1,225,000	(3)	—	$14,700	(2)(5)	$2,598,450
President and Chief Executive Officer	2009	$750,000	—		$107,250		—	$615,000		—	$33,804	(4)	$1,506,054
	2008	$750,000	—		—		—	—		—	$13,800		$763,800

Diane M. Morefield(6)	2010	$256,154	$16,188	(3)	$582,250	(8)	—	$365,375	(3)	—	$14,700	(2)(5)	$1,234,667
Executive Vice President, Chief Financial Officer

James E. Mead(7)	2010	$114,078	—		$313,992	(8)	—	—		—	$830,520	(2)(5)(7)	$1,258,590
Executive Vice President, Chief Financial Officer	2009	$420,000	$100,000		—		—	$258,300		—	$14,700		$793,000
	2008	$417,692	$25,000		$390,015		$285,706	—		—	$13,800		$1,132,213

Richard J. Moreau	2010	$325,000	$44,648	(3)	$173,550	(8)	—	$320,977	(3)	—	$14,700	(2)(5)	$878,875
Executive Vice President, Asset Management	2009	$325,000	—		$52,813		—	$199,875		—	$14,700		$592,388
	2008	$317,846	$25,000		$487,509		—	—		—	$13,800		$844,155

Paula C. Maggio	2010	$274,039	$9,625	(3)	$146,850	(8)	—	$217,250	(3)	—	$14,700	(2)(5)	$662,464
Senior Vice President, Secretary & General Counsel	2009	$250,000	—		$40,625		—	$123,000		—	$14,700		$428,325
	2008	$246,539	$25,000		$350,004		—	—		—	$13,800		$635,343

Stephen M. Briggs	2010	$227,000	—		$121,218	(8)	—	$170,250	(3)	—	$14,700	(2)(5)	$533,168
Senior Vice President,	2009	$227,000	—		$36,888		—	$111,684		—	$14,700		$390,272
Chief Accounting Officer	2008	$226,192	$25,000		$147,558		—	—		—	$13,800		$412,550

(1)	These columns represent the aggregate grant date fair value of the awards granted computed in accordance with the stock-based accounting rules (Financial Standards Accounting Board ASC Topic 718). The assumptions used in the calculation of these amounts are discussed in Note 12 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.
(2)	Each NEO received a 401(K) matching contribution of $14,700 in 2010.
(3)	Sum of “Bonus” column amount and “Non-equity incentive plan compensation” column amount equals full bonus earned; however bonus earned in excess of target is banked, pursuant to 2010 bonus program guidelines. Amount of bonus banked is $750,000, $104,063, $121,875, $61,875 and $34,050 for Mr. Geller, Ms. Morefield, Mr. Moreau, Ms. Maggio and Mr. Briggs, respectively. Each NEO has chosen to have such banked amounts converted to RSUs, which vest upon satisfaction of certain conditions detailed in the Annual Bonus Awards section of the compensation discussion and analysis, beginning on page 20. Such RSUs vest at such time as the banked bonuses would have otherwise been paid in cash.
(4)	Includes perquisites in the total amount of $19,104 comprised of legal fees related to employment agreement ($14,634), parking ($4,740) and complimentary or discounted services for executive or family when on personal travel at hotels owned by us. The amounts reflect the aggregate incremental cost to the Company.
(5)	The aggregate incremental cost to the Company of the perquisites to Mr. Geller, Mr. Mead, Ms. Morefield, Mr. Moreau, Ms. Maggio and Mr. Briggs in 2010 did not on an individual basis exceed $10,000, and consequently, pursuant to SEC rules, are not disclosed.
(6)	Ms. Morefield’s employment with the Company began April 12, 2010.
(7)	Mr. Mead’s employment with the Company ended March 8, 2010. All other compensation includes severance in the amount of $815,820.
(8)	Stock awards reflect those awards made in 2010 related to 2009 performance and for Ms. Morefield include the award made at the time of her commencement of employment. Grants made in 2011 related to 2010 performance are detailed in the “LTI Program” section of the compensation discussion and analysis, beginning on page 22.

2010 Grants of Plan-Based Awards Table

Name	Grant date	Estimated future payouts under non-equity incentive plan awards(1)						Estimated future payouts under equity incentive plan awards					All other stock awards: number of shares of stock or units (#)		All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair- value of stock & option awards(5)(6)
(a)	(b)	Threshold ($) (c)		Target ($) (d)		Maximum ($) (e)		Threshold ($) (f)	Target ($) (g)		Maximum ($) (h)		(i)		(j)	(k)	(l)
Laurence S. Geller	2/25/10	$500,000		$750,000		$1,500,000		—	—		—		125,000	(4)	—	—	$333,750
Diane M. Morefield(1)	5/3/10	$138,750		$277,500		$416,250		—	$370,000(5)		$555,000(5)		85,000		—	—	$582,250
	5/3/10	$1,361,748	(2)	—		$6,808,739	(2)	—	—		—		—		—	—	—
James E. Mead(7)	2/25/10	—		$315,000	(3)	—		—	$420,000(5)		$630,000(5)		117,600		—	—	$313,992
	2/25/10	$678,149	(2)(7)	—		$3,390,743	(2)(7)	—	—		—		—		—	—	—
Richard J. Moreau(1)	2/25/10	$121,875		$243,750		$365,625		—	$325,000	(5)	$487,500	(5)	65,000		—	—	$173,550
	2/25/10	$1,361,748	(2)	—		$6,808,739	(2)	—	—		—		—		—	—	—
Paula C. Maggio(1)	2/25/10	$82,500		$165,000		$247,500		—	$275,000	(5)	$412,500	(5)	55,000		—	—	$146,850
	2/25/10	$1,059,137	(2)	—		$5,295,686	(2)	—	—		—		—		—	—	—
Stephen M. Briggs(1)	2/25/10	$68,100		$136,200		$204,300		—	$227,000	(5)	$340,500	(5)	45,400		—	—	$121,218
	2/25/10	$1,059,137	(2)	—		$5,295,686	(2)	—	—		—		—		—	—	—

(1)	These columns show the potential value of the payout for each named executive if the threshold, target or maximum goals are satisfied for all performance measures for 2010. The business measurements, performance goals and salary and bonus multiples for determining the payout are described under “—Compensation Discussion and Analysis” beginning on page 18.
(2)	Represents VCP Units payable in 2012 if stock price hurdle is met calculated using shares outstanding as of December 31, 2010. In the event of change-in-control, there is no threshold or maximum limits. The VCP is described under “—Compensation Structure—Pay Elements—LTI Program—Value Creation Plan” beginning on page 24.
(3)	Mr. Mead’s employment agreement only refers to a target award. Additional discretionary awards can be granted to our NEOs.
(4)	Mr. Geller is entitled to a grant with a value equal to the lower of (i) 120% of Mr. Geller’s base salary ($900,000) divided by the closing price of a share of common stock on the grant date or (ii) 125,000 RSUs.
(5)	Represents the dollar amount of time-vested RSUs that Ms. Morefield, Mr. Mead, Mr. Moreau, Ms. Maggio and Mr. Briggs were eligible to be granted based on their 2010 base salaries.
(6)	This column shows the full grant date fair value of the RSUs in accordance with Financial Standards Accounting Board ASC Topic 718 granted to the NEOs in 2010. Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the vesting period of the award. For RSUs, other than Ms. Morefield, the fair value is calculated by using the closing price of our common stock of $2.67 on the grant date of February 25, 2010. For Ms. Morefield, the fair value is calculated by using the closing price of our common stock of $6.85 on the grant date of May 3, 2010.
(7)	Mr. Mead’s employment with the Company ended March 8, 2010 and he forfeited all rights to VCP Units.

2010 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards number of securities underlying unexercised unearned options (#)	Option exercise price ($)		Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Laurence S. Geller	669,797(1)	—	—	$20.40	—	9/7/2016	175,000	$925,750	—	—
Diane M. Morefield	—	—	—	—	—	—	85,000	$449,650	—	—
James E. Mead(4)	—	—	—	—	—	—	—	—	—	—
Richard J. Moreau	—	—	—	—	—	—	119,167	$630,393	—	—
Paula C. Maggio	—	—	—	—	—	—	96,667	$511,368	—	—
Stephen M. Briggs	—	—	—	—	—	—	83,234	$440,308	—	—

(1)	Options granted September 7, 2006 pursuant to Mr. Geller’s then amended and restated employment agreement.
(2)	The vesting schedules for the awards to our NEOS outstanding as of December 31, 2010 are set forth below:

Laurence S. Geller:
			Vesting
Grant Date	Total Award	Vested	2011	2012	2013	2014	Total Unvested
8/27/2009	75,000	25,000	25,000	25,000			50,000
2/25/2010	125,000	—	41,667	41,667	41,666		125,000

							175,000
Diane M. Morefield:
			Vesting
Grant Date	Total Award	Vested	2011	2012	2013	2014	Total Unvested
5/3/2010	85,000	—	28,333	28,333	28,334		85,000

Richard J. Moreau:
			Vesting
Grant Date	Total Award	Vested	2011	2012	2013	2014	Total Unvested
3/20/2009	81,250	27,083	27,083	27,084			54,167
2/25/2010	65,000	—	21,667	21,667	21,666		65,000

							119,167
Paula C. Maggio:
			Vesting
Grant Date	Total Award	Vested	2011	2012	2013	2014	Total Unvested
3/20/2009	62,500	20,833	20,833	20,834			41,667
2/25/2010	55,000	—	18,333	18,333	18,334		55,000

							96,667
Stephen M. Briggs:
			Vesting
Grant Date	Total Award	Vested	2011	2012	2013	2014	Total Unvested
3/20/2009	56,750	18,916	18,917	18,917			37,834
2/25/2010	45,400	—	15,133	15,133	15,134		45,400

							83,234

(3)	Market value calculated based on our closing stock price as of December 31, 2010 ($5.29).
(4)	Mr. Mead’s employment with the Company ended March 8, 2010 and he had no outstanding equity awards as of December 31, 2010.

2010 Option Exercises and Stock Vested Table

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized upon exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Laurence S. Geller			43,516	$210,558
James E. Mead(3)			39,200	$138,376
Diane M. Morefield			—	—
Richard J. Moreau			27,083	$63,374
Paula C. Maggio			20,833	$48,749
Stephen M. Briggs			18,916	$44,263

(1)	This column represents the number of units which vested during 2010 under stock awards previously issued under the 2004 Incentive Plan. The value was determined based on the number of RSUs vesting multiplied by the closing price on the vesting date.
(2)	Receipt of some or all of the RSUs may have been deferred. See the “2010 Nonqualified Deferred Compensation Plan Table”, below.
(3)	Mr. Mead’s employment with the Company ended March 8, 2010.

2010 Nonqualified Deferred Compensation Plan Table

The following table sets forth certain information with respect to deferrals made by the Company’s NEOs pursuant to our equity compensation plan, the earnings thereon and the aggregate balance at December 31, 2010:

Name (a)	Executive contributions in last FY ($)(1) (b)	Registrant contributions in last FY ($) (c)	Aggregate earnings in last FY ($)(2) (d)	Aggregate withdrawals/ distributions ($) (e)	Aggregate balance at last FYE ($)(3) (f)
Laurence S. Geller	$91,500	—	$40,750	—	$132,250
James E. Mead(4)	—	—	—	—	—
Diane M. Morefield	—	—	—	—	—
Richard J. Moreau	$63,374	—	$457,216	—	$725,201
Paula C. Maggio	—	—	—	—	—
Stephen M. Briggs	—	—	—	—	—

(1)	These amounts reflect the value of RSUs which vested during 2010 and were deferred by the executive. The value was determined based on the number of RSUs vested and deferred multiplied by the closing price on the vesting date.
(2)	Amount reflects increase in vested and deferred RSU value during 2010.
(3)	Amount reflects number of aggregate vested and deferred RSUs multiplied by the closing price on December 31, 2010 ($5.29).
(4)	Mr. Mead’s employment with the Company ended March 8, 2010.

2010 Director Compensation Table

The following table sets forth the compensation paid by us to our non-employee directors for the fiscal year ended December 31, 2010:

2010 DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid In Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($) (d)	Non-equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Robert P. Bowen	$82,500	$38,800	—	—	—	—	$121,300
Kenneth Fisher	$53,000	$38,800	—	—	—	—	$91,800
Raymond L. Gellein	$66,826	$38,800	—	—	—	—	$105,626
James A. Jeffs	$79,000	$38,800	—	—	—	—	$117,800
Richard D. Kincaid	$66,500	$38,800	—	—	—	—	$105,300
David M.C. Michels(1)	$39,500	$38,800	—	—	—	—	$78,300
William A. Prezant	$77,674	$58,200	—	—	—	—	$135,874
Eugene F. Reilly	$54,500	$38,800	—	—	—	—	$93,300

(1)	The Board’s cash compensation program through September 30, 2010 was as follows:

Annual Retainer	$25,000
Chairman of the Board (additional retainer)	$20,000
Chairman of the Audit Committee (additional retainer)	$25,000
Chairman of the Corporate Governance and Nominating Committee (additional retainer)	$8,000
Chairman of the Compensation Committee (additional retainer)	$8,000
Board Meeting Fee	$1,500
Committee Meeting Fee	$1,500

As of October 1, 2010, the Board’s compensation program was modified to the following:

Annual Retainer	$35,000
Chairman of the Board (additional retainer)	$20,000
Chairman of the Audit Committee (additional retainer)	$25,000
Chairman of the Corporate Governance and Nominating Committee (additional retainer)	$8,000
Chairman of the Compensation Committee (additional retainer)	$20,000
Board Meeting Fee	$1,500
Committee Meeting Fee	$1,500

(2)	In 2010, our annual equity grant program for Directors was fully-vested RSUs valued at $40,000 per year, with the exception of our Chairman of the Board, who was to receive a grant valued at $60,000. Notwithstanding the foregoing in 2010, RSU grants were determined by dividing target value of RSU grant by an imputed share price of $5.00 in light of share constraints and stock price. Consequently, in 2010, our Chairman of the Board received 12,000 RSUs and our other non-employee directors received 8,000 RSUs with a grant date value as set forth in the “Stock Awards” column. Beginning in 2011, annual equity grants to Directors are fully-vested RSUs valued at the lesser of 12,500 RSUs or $50,000 in value, with the exception of our Chairman of the Board, who receives the lesser of 17,500 RSUs or $70,000 in value.

Employment Agreements and Potential Post-Termination Payments

Laurence S. Geller Employment Agreement

A.	General

On August 27, 2009 (the “Effective Date”), the Company entered into an amended and restated employment agreement (the “Agreement”) with the Company’s president and CEO, Laurence S. Geller, pursuant to which Mr. Geller will serve as the Company’s president and CEO through December 31, 2012 (the “Agreement Term”), subject to earlier termination under certain circumstances as described below. The Agreement also obligates the Company to nominate Mr. Geller for election to the Board during the Agreement Term. As part of the Agreement, Mr. Geller gave up his right to any parachute tax gross-up. The Agreement provides that payments and benefits to Mr. Geller are cutback if such cutback would result in a greater net after-tax amount to Mr. Geller versus Mr. Geller receiving the payments and benefits subject to parachute excise taxes.

Under the Agreement, Mr. Geller receives a base salary at an annual rate of $750,000, which may be increased from time to time, subject to annual review by the compensation committee of the Board. Mr. Geller is be eligible to receive an annual cash performance-based bonus between 66-2/3% and 200% of base salary, with a target bonus of 100% of base salary. Such bonus is determined in part by the achievement of certain formulaic Company financial results established by the compensation committee and Mr. Geller at the beginning of the year and in part by an assessment by the compensation committee of Mr. Geller’s performance for the year. The compensation committee may in its discretion award additional incentive compensation during the Agreement Term.

Pursuant to the Agreement, Mr. Geller was granted, as of the Effective Date and pursuant to the Company’s VCP, an award of 600,000 VCP Units providing Mr. Geller with the opportunity to earn an amount equal to 1.5% of the Company’s market capitalization. In addition, as of the Effective Date, Mr. Geller was granted an award of 75,000 RSUs. The RSUs will vest in three equal annual installments, subject to acceleration upon certain events and other terms of the Agreement. The Agreement provides that during the first quarter of each fiscal year during the Agreement Term, the Company will grant to Mr. Geller RSUs with respect to a number of shares of common stock of the Company equal to the lower of (i) 120% of Mr. Geller’s base salary divided by the closing price of a share of common stock of the Company on the date of grant of the RSU or (ii) 125,000. Such annual RSU grants will vest in three annual installments commencing on the first January 1st after the grant of such RSUs, subject to acceleration upon certain events and other terms of the Agreement. RSU awards are also subject to the terms and conditions of the Company’s 2004 Incentive Plan. Each RSU award granted under the Agreement will provide for the accrual of dividend equivalents, if any, until the date of delivery.

The Agreement Term will automatically be extended for 12-month periods, unless the Company or Mr. Geller give the other party notice to the contrary by October 1, 2012 or by October 1 of any succeeding year, except that upon a Change in Control (as defined in the Agreement), the Agreement Term will extend for at least 24 months from the date of the Change in Control.

The Company may terminate Mr. Geller’s employment upon his death, upon a disability as defined in the Agreement or for “cause” as defined in the Agreement. Cause is defined as: (a) any conduct related to the Company involving gross negligence, gross mismanagement, or the unauthorized disclosure of confidential information or trade secrets; (b) dishonesty or a violation of the Company’s Code of Business Conduct and Ethics that could be expected to result in a detrimental impact on the reputation, goodwill or business position of the Company; (c) gross obstruction of business operations or illegal or disreputable conduct by Mr. Geller that could be expected to impair the Company’s reputation, goodwill or business position and any acts that violate any policy relating to discrimination or harassment; (d) commission of a felony or a crime involving moral turpitude; or (e) any action involving a material breach of the terms of the agreement including material inattention to or material neglect of duties and such action continues for 30 days following receipt of written notice from the Board.

Mr. Geller’s termination of employment will be considered a constructive termination if, without his written consent, the Company, among other things, reduces his salary or bonus opportunity, materially reduces his duties or authority or relocates its principal offices outside the Chicago metropolitan area. The Company may also terminate Mr. Geller’s employment without cause at any time by written notice to Mr. Geller. Mr. Geller may terminate his employment at any time by voluntary resignation by written notice to the Company.

In the event of Mr. Geller’s death or disability anytime during the Agreement Term and the Company’s termination of Mr. Geller other than for cause or Mr. Geller’s constructive termination prior to or more than 24 months after a Change in Control, Mr. Geller is entitled to the following post-termination benefits: (a) Accrued

Benefits, (b) a lump sum equal to two times the sum of his base salary then in effect plus the higher of his target bonus or the average of the three most recent annual bonuses earned, (c) a pro-rata target bonus for the elapsed portion of the calendar year through the date of termination payable in a lump sum, (d) continued medical coverage for 24 months and (e) RSUs become immediately payable and all restrictions on any restricted stock and other share-based awards lapse, all options immediately vest and remain exercisable for up to five years, earned Performance Shares become immediately vested and the award of VCP Units is deemed vested.

In the event of Mr. Geller’s constructive termination or termination by the Company without cause on or within 24 months following a Change in Control, Mr. Geller is entitled to the following post termination benefits: (a) the Accrued Benefits, (b) a lump-sum amount equal to three times the sum of his base salary then in effect plus the higher of his target bonus or the average of the three most recent annual bonuses, (c) a pro-rata target bonus for the elapsed portion of the calendar year through the date of termination payable in lump sum, (d) continued medical coverage for 36 months following the date of termination, and (e) RSUs become immediately payable and all restrictions on any restricted stock and other share-based awards lapse, all options immediately vest and remain exercisable for up to five years following the date of termination, earned Performance Shares become immediately vested and the award of VCP Units is deemed vested.

The Agreement also contains non-solicitation and confidentiality provisions. The non-solicitation of employees (other than Mr. Geller’s executive assistant) provision applies during the term of employment and for a period of 12 months thereafter.

The following table quantifies the amounts that we would owe Mr. Geller upon each of the termination or change in control triggers discussed above (if such had occurred on December 31, 2010):

Laurence S. Geller
Executive Benefits and Payments Upon Termination(a)(b)(c)	Voluntary or For Cause Termination	Death or Disability		CIC Without Termination		Prior to CIC or more than 24 months after CIC, either: 1) Termination without Cause; or 2) Constructive Termination		Upon CIC or within 24 months after CIC, either: 1) Termination without Cause; or 2) Constructive Termination
Severance Payments
Base Salary	N/A	$1,500,000		N/A		$1,500,000		$2,250,000
Short-Term Incentive	N/A	$1,500,000		N/A		$1,500,000		$2,250,000
Pro-rata Bonus for Year	N/A	$750,000		N/A		$750,000		$750,000
Value of Accelerated Awards
Options	N/A	0	(d)	0	(d)	0	(d)	0	(d)
RSUs	N/A	$925,750		$925,750		$925,750		$925,750	(e)
VCP	N/A	$12,006,077	(g)	$12,006,077	(g)	$12,006,077	(g)	$12,006,077	(g)
Value of Perquisites and Benefits
Accrued Vacation	$86,539	$86,539		N/A		$86,539		$86,539
Health Care	N/A	N/A		N/A		$31,831		$47,746

Total	$86,539	$16,768,366		$12,931,827		$16,800,197		$18,316,112

Footnotes

(a)	Values have not been discounted to reflect time value of money for payments made.
(b)	All values assume termination on December 31, 2010, and are based on our closing stock price as of December 31, 2010 ($5.29).
(c)	As an employee, Mr. Geller participates in our life and disability insurance programs available to all employees and such broad-based benefits are not included in this table.
(d)	Although options are all exerciseable, options are calculated as 0 because the exercise price is in excess of the closing stock price as of December 31, 2010 ($5.29).
(e)	Additional awards granted after change in control would be subject to accelerated vesting upon such termination. Awards outstanding at the change-in-control would accelerate upon the change in control.
(g)	Employment Agreement provides upon death, disability, termination without cause or constructive termination, such VCP Units are retained and earned, if applicable, in 2012 or upon a change of control. Calculated assuming stock price on December 31, 2010 of $5.29 is 2012 stock price or stock price upon CIC and shares outstanding were those outstanding on December 31, 2010, or 151,305,314.

James E. Mead Employment Agreement and Termination of Employment

In March 2007, we entered into an amended employment agreement with Mr. Mead to continue to serve as our CFO and Executive Vice President. Mr. Mead’s amended employment agreement provided for a base salary of at least $400,000 per year and a discretionary performance bonus targeted at 75% of his annual base salary. Mr. Mead’s employment with the Company ended March 8, 2010.

Mr. Mead’s amended employment agreement provided that if Mr. Mead is terminated without “cause” (defined similarly to the definition in Mr. Geller’s agreement as described above) or due to “constructive termination” (as defined below), he will be entitled to receive (i) severance pay equal to one times (two times if the termination is by reason of a change-in-control (as defined in the 2004 Incentive Plan)) his base salary plus his target bonus of 75% of base salary for such year, (ii) pro-rata target bonus for the year of termination, and (iii) continuation of medical coverage for 12 months (24 months if the termination is by reason of a change in control). In addition, such termination would cause all RSUs, options and performance-based shares scheduled to vest within the one-year period following such termination (and all RSUs, options and performance-based shares by reason of a change-in-control) to immediately and fully vest.

In connection with Mr. Mead’s termination of employment as of March 8, 2010, a separation agreement based on the provisions of the employment agreement was entered into as of March 9, 2010 providing Mr. Mead with aggregate severance payments of $815,820 payable in monthly installments throughout 2010 as well as the vesting of certain unvested stock units and options as provided by the employment agreement. Mr. Mead forfeited all rights to any payments under the VCP.

Mr. Mead’s amended employment agreement contained non-compete, confidentiality, non-disparagement and non-solicitation covenants from Mr. Mead. The non-compete covenant applies during the term of the employment agreement and for a period of 12 months after the termination of the agreement voluntarily by Mr. Mead or with cause by the Company, prior to a change-in-control. The non-solicitation of employees covenant applies during the two-year period after the termination of Mr. Mead’s employment with us.

In the separation agreement, the Company and Mr. Mead agreed that the non-compete provision was not applicable after his termination of employment but the other post-termination covenants in his employment agreement continued to apply. The separation agreement also provided that Mr. Mead would continue to be covered by any director and officer indemnification and/or insurance coverage in effect for other officers on a basis no less favorable than that which applies to any other senior officer. As part of the separation agreement, Mr. Mead released and discharged the Company from any claims against the Company other than the Company’s obligations under the separation agreement.

Diane M. Morefield Offer Letter

On March 9, 2010, the Board appointed Ms. Diane M. Morefield to serve as Executive Vice President and CFO of the Company, effective April 12, 2010. Pursuant to an offer letter agreement (the “Offer Letter”), dated as of March 9, 2010, Ms. Morefield is entitled to an annual compensation package comprised of the following elements: (a) an annual base salary of $370,000, paid in bi-weekly installments as earned and, (b) eligibility for an annual bonus with a target of 75% of base salary (the “Target Bonus”), with a threshold bonus of 50% of Target Bonus and a maximum bonus of 150% of Target Bonus. Additionally, Ms. Morefield was awarded 85,000 RSUs that vest pro-rata annually over a 3 year period and will be eligible for an annual award of RSUs at such time as they are granted to other eligible employees and provided the 2004 Incentive Plan, or a successor plan thereof, continues to have sufficient units for grant.

Moreover, pursuant to the Offer Letter, Ms. Morefield was awarded 90,000 VCP Units, which is the equivalent to a pay-out of 0.225% of the Company’s market capitalization in 2012, provided certain hurdles, terms and conditions of the VCP are satisfied. The Company also provided Ms. Morefield with written severance protections consistent with the Company’s NEOs, other than the CEO, as further described below.

Severance Program

NEOs other than Mr. Geller are each parties to an agreement pursuant to which if the NEO is terminated without “cause” (as defined below) or experiences a “constructive termination” (as defined below), each NEO would be entitled to (i) severance pay equal to one times (two times if the termination is by reasons of a change-in-control, as defined in our 2004 Incentive Plan, as described above) base salary plus target bonus of (a) 75% of base salary for Ms. Morefield and Mr. Moreau and (b) 60% of base salary for Ms. Maggio and Mr. Briggs, (ii) pro-rata target bonus for the year of termination and (iii) continuation of medical coverage for 12 months (24 months if the termination is by reason of a change-in-control). In addition, such termination will cause all RSUs and performance-based shares, if any, scheduled to vest within the one-year period following termination (and all RSUs and performance-based shares by reason of a change-in-control) to immediately and fully vest.

For purposes of the agreements, the definition of “cause” is: (i) the willful and continued failure by the NEO, after notice and opportunity to cure, to substantially perform duties, (ii) willful gross misconduct involving serious moral turpitude of breach of loyalty, (iii) conviction of felony, crime involving fraud or other illegal conduct injurious to the Company, (iv) material breach of material written policies, (v) willful dishonesty in connection with Company business, (vi) willfully impeding, obstructing or failing to cooperate with a Board authorized investigation or (vii) willful withholding, removing, concealing or falsifying material in an investigation.

“Constructive Termination” means (i) the Company materially reduces the executive’s base salary or bonus opportunity or materially breaches the agreement; (ii) the Company materially reduces the executive’s duties or authority, or materially restricts the executive’s ability to communicate with our CEO or the Board or a committee of the Board; (iii) the Company relocates our principal offices, or the executive’s principal place of employment, outside the Chicago metropolitan area; or (iv) any successor to the Company, or the Company itself following a change-in-control, fails to assume the employment agreement or affirm its obligations hereunder in any material respect.

For the purposes of the agreements, the definition of “change-in-control” in the 2004 Incentive Plan was used. For purposes of the 2004 Incentive Plan, a “change-in-control” means the happening of any of the following:

•

any person or entity, including a “group”, has or acquires beneficial ownership of 25% or more of the combined voting power of our then outstanding securities entitled to vote generally in the election of directors (not including voting securities held by us or companies related to us or any employee benefit plan of ours or our related companies);

•

the individuals who, as of the beginning of the period commencing two years prior to the date on which the occurrence of a change-in-control is to be determined (or who have been approved by a vote of at least two-thirds of the members of the Board), constitute our Board, cease for any reason to constitute more than 50% of the Board;

•	a consummation of a merger, consolidation or reorganization or similar event involving us, whether in a single transaction or in a series of transactions, unless, following such transaction:

•

the persons or entities with beneficial ownership, immediately before such transaction, have beneficial ownership of more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving entity in such transaction in substantially the same proportions as their beneficial ownership of the voting securities immediately before such transaction;

•

the individuals who were members of the incumbent board immediately prior to the execution of the initial agreement providing for such transaction constitute more than 50% of the members of the board of the surviving entity in such transaction; and

•

no person or entity (other than us or a related company or any person who immediately prior to such transaction had beneficial ownership of 25% or more of the then voting securities) has beneficial ownership of 25% or more of the then combined voting power of the surviving entity’s then outstanding voting securities;

•

the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of our assets to any person or entity (other than us or any related company) unless, immediately following such disposition, the conditions described in the preceding three bullet points will be satisfied with respect to the entity which acquires such shares; or

•	our liquidation or dissolution.

The following tables quantify amounts to which our other four NEOs would be entitled if they had been terminated as of December 31, 2010:

Diane M. Morefield
Executive Benefits and Short-Term Incentive Payments Upon Termination(a)(b)(c)	Voluntary or For Cause Termination	Death or Disability		CIC Without Termination		Prior to CIC or more than 12 months after CIC; either: 1) Termination without Cause; or 2) Constructive Termination		Upon or within 12 months after CIC; either: 1) Termination Without Cause; or 2) Constructive Termination
Severance Payments
Base Salary	N/A	N/A		N/A			$370,000	$740,000
Short-Term Incentive	N/A	N/A		N/A			$277,500	$555,000
Pro-Rata Short-Term Incentive	N/A	N/A		N/A			$277,500	$277,500
Value of Accelerated Awards
Options	N/A	N/A		N/A			N/A	N/A
RSUs(d)	N/A	N/A		$449,650			$149,882	$449,650
VCP	N/A	$450,228	(f)	$1,800,912	(e)	$	N/A	$1,800,912	(e)
Value of Perquisites and Benefits
Accrued Vacation	$18,322	$18,322		N/A			$18,322	$18,322
Health Care	N/A	N/A		N/A			$22,998	$45,996

Total	$18,322	$468,550		$2,250,562			$1,116,202	$3,887,380

Footnotes

(a)	Values have not been discounted to reflect time value of money for payments made.
(b)	All values assume termination on December 31, 2010, and are based on our closing stock price as of December 31, 2010 ($5.29).
(c)	As an employee, Ms. Morefield participates in our life and disability insurance programs available to all employees and such broad-based benefits are not included in this table.
(d)	All awards vest in the event of a change-in-control. Additionally, upon termination without cause or constructive termination, vesting of grants that are scheduled to vest in the one-year period following such termination is accelerated.
(e)	Assumes CIC and calculated assuming stock price on December 31, 2010 of $5.29 is 2012 stock price or stock price upon CIC and shares outstanding were those outstanding on December 31, 2010, or 151,305,314.
(f)	For a termination of employment caused by death or disability, a pro-rata portion of the VCP Units will be earned in 2012. Assumes death or disability occurs on December 31, 2010 and amount earned in 2012 is prorated based on approximate number of full months from award date prior to such death or disability.

Richard J. Moreau
Executive Benefits and Short-Term Incentive Payments Upon Termination(a)(b)(c)	Voluntary or For Cause Termination	Death or Disability		CIC Without Termination		Prior to CIC or more than 12 months after CIC; either: 1) Termination without Cause; or 2) Constructive Termination		Upon or within 12 months after CIC; either: 1) Termination Without Cause; or 2) Constructive Termination
Severance Payments
Base Salary	N/A	N/A		N/A			$325,000	$650,000
Short-Term Incentive	N/A	N/A		N/A			$245,375	$490,750
Pro-Rata Short-Term Incentive	N/A	N/A		N/A			$245,375	$245,375
Value of Accelerated Awards
Options	N/A	N/A		N/A			N/A	N/A
RSUs(d)	N/A	N/A		$630,393			$257,888	$630,393
VCP	N/A	$529,648	(f)	$1,800,912	(e)	$	N/A	$1,800,912	(e)
Value of Perquisites and Benefits
Accrued Vacation	$25,000	$25,000		N/A			$25,000	$25,000
Health Care	N/A	N/A		N/A			$15,915	$31,830

Total	$25,000	$554,648		$2,431,305			$1,114,553	$3,874,260

Footnotes

(a)	Values have not been discounted to reflect time value of money for payments made.
(b)	All values assume termination on December 31, 2010, and are based on our closing stock price as of December 31, 2010 ($5.29).
(c)	As an employee, Mr. Moreau participates in our life and disability insurance programs available to all employees and such broad-based benefits are not included in this table.
(d)	All awards vest in the event of a change-in-control. Additionally, upon termination without cause or constructive termination, vesting of grants that are scheduled to vest in the one-year period following such termination is accelerated.
(e)	Assumes CIC and calculated assuming stock price on December 31, 2010 of $5.29 is 2012 stock price or stock price upon CIC and shares outstanding were those outstanding on December 31, 2010, or 151,305,314.
(f)	For a termination of employment caused by death or disability, a pro-rata portion of the VCP Units will be earned in 2012. Assumes death or disability occurs on December 31, 2010 and amount earned in 2012 is prorated for the period prior to such death or disability.

Paula C. Maggio
Executive Benefits and Short-Term Incentive Payments Upon Termination(a)(b)(c)	Voluntary or For Cause Termination	Death or Disability		CIC Without Termination		Prior to CIC or more than 12 months after CIC; either: 1) Termination without Cause; or 2) Constructive Termination		Upon or within 12 months after CIC; either: 1) Termination Without Cause; or 2) Constructive Termination
Severance Payments
Base Salary	N/A	N/A		N/A			$275,000	$550,000
Short-Term Incentive	N/A	N/A		N/A			$165,000	$330,000
Pro-Rata Short-Term Incentive	N/A	N/A		N/A			$165,000	$165,000
Value of Accelerated Awards
Options	N/A	N/A		N/A			N/A	N/A
RSUs(d)	N/A	N/A		$511,368			$207,352	$511,368
VCP	N/A	$411,949	(f)	$1,400,709	(e)	$	N/A	$1,400,709	(e)
Value of Perquisites and Benefits
Accrued Vacation	$14,808	$14,808		N/A			$14,808	$14,808
Health Care	N/A	N/A		N/A			$22,998	$45,996

Total	$14,808	$426,757		$1,912,077			$850,158	$3,017,881

Footnotes

(a)	Values have not been discounted to reflect time value of money for payments made.
(b)	All values assume termination on December 31, 2010, and are based on our closing stock price as of December 31, 2010 ($5.29).
(c)	As an employee, Ms. Maggio participates in our life and disability insurance programs available to all employees and such broad-based benefits are not included in this table.
(d)	All awards vest in the event of a change-in-control. Additionally, upon termination without cause or constructive termination, vesting of grants that are scheduled to vest in the one-year period following such termination is accelerated.
(e)	Assumes CIC and calculated assuming stock price on December 31, 2010 of $5.29 is 2012 stock price or stock price upon CIC and shares outstanding were those outstanding on December 31, 2010, or 151,305,314.
(f)	For a termination of employment caused by death or disability, a pro-rata portion of the VCP Units will be earned in 2012. Assumes death or disability occurs on December 31, 2010 and amount earned in 2012 is prorated for the period prior to such death or disability.

Stephen M. Briggs
Executive Benefits and Short-Term Incentive Payments Upon Termination(a)(b)(c)	Voluntary or For Cause Termination	Death or Disability		CIC Without Termination		Prior to CIC or more than 12 months after CIC; either: 1) Termination without Cause; or 2) Constructive Termination		Upon or within 12 months after CIC; either: 1) Termination Without Cause; or 2) Constructive Termination
Severance Payments
Base Salary	N/A	N/A		N/A			$227,000	$454,000
Short-Term Incentive	N/A	N/A		N/A			$136,200	$272,400
Pro-Rata Short-Term Incentive	N/A	N/A		N/A			$136,200	$136,200
Value of Accelerated Awards
Options	N/A	N/A		N/A			N/A	N/A
RSUs(d)	N/A	N/A		$440,308			$180,125	$440,308
VCP	N/A	$411,949	(f)	$1,400,709	(e)	$	N/A	$1,400,709	(e)
Value of Perquisites and Benefits
Accrued Vacation	$8,294	$8,294		N/A			$8,294	$8,294
Health Care	N/A	N/A		N/A			$15,060	$30,121

Total	$8,294	$420,243		$1,841,017			$702,879	$2,742,032

Footnotes

(a)	Values have not been discounted to reflect time value of money for payments made.
(b)	All values assume termination on December 31, 2010, and are based on our closing stock price as of December 31, 2010 ($5.29).
(c)	As an employee, Mr. Briggs participates in our life and disability insurance programs available to all employees and such broad-based benefits are not included in this table.
(d)	All awards vest in the event of a change-in-control. Additionally, upon termination without cause or constructive termination, vesting of grants that are scheduled to vest in the one-year period following such termination is accelerated.
(e)	Assumes CIC and calculated assuming stock price on December 31, 2010 of $5.29 is 2012 stock price or stock price upon CIC and shares outstanding were those outstanding on December 31, 2010, or 151,305,314.
(f)	For a termination of employment caused by death or disability, a pro-rata portion of the VCP Units will be earned in 2012. Assumes death or disability occurs on December 31, 2010 and amount earned in 2012 is prorated for the period prior to such death or disability.

Equity Compensation Plan Information

The following table sets forth certain information with respect to securities authorized and available for issuance under the 2004 Incentive Plan as of December 31, 2010 and does not include the increase in shares proposed under the Amended Incentive Plan as set forth in Proposal 2:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under the Plan (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders:	—		—	946,651
Stock Options	669,797		$20.40	—
Restricted Stock Units	1,395,950		—	—
Equity compensation plans not approved by security holders(1):	—		N/A	—

Total	2,065,747	(2)(3)	$20.40	946,651	(3)

(1)	We have no equity compensation plans not approved by security holders.
(2)	RSUs and stock options outstanding as of December 31, 2010 under our 2004 Incentive Plan. RSUs have no exercise price.
(3)	Table does not include February 24, 2011 grant of 735,072 securities (comprised of RSUs). As of March 1, 2011, in light of such February 24, 2011 grants and other typical activity such as annual vesting of RSUs that were converted into common stock of the Company and forfeitures since December 31, 2010, the total number of securities to be issued upon exercise of outstanding options, warrants and rights has increased to 2,509,209, which is comprised of:

•	669,797 options (with a weighted-average exercise price for all outstanding options, warrants and rights of $20.40 and an aggregate remaining term on the options of 5.54 years as of March 1, 2011);

•	1,151,375 unvested RSUs; and

•	688,037 vested and deferred RSUs.

The remaining number of securities available for future issuance under equity compensation plans is 310,946. The total number of shares of common stock outstanding as of March 1, 2011 is 151,598,300. Additionally, there are also outstanding 799,998 operating partnership units that are redeemable into our common stock on a one-for-one basis.

Risk Management and Our Compensation Policies and Practices for All Employees

The compensation committee reviewed our compensation policies and practices for all employees, including executive officers, and determined that our compensation policies and programs do not create risks that are reasonably likely to have a material adverse effect on the company. The compensation committee noted several design features of our compensation programs for all employees that reduce the likelihood of excessive risk-taking including: balanced mix of cash and equity and annual and longer-term incentives and the broad discretion retained by the compensation committee in determining compensation.

PROPOSAL 2

APPROVAL OF SECOND AMENDED AND RESTATED 2004 INCENTIVE PLAN

On March 1, 2011, the Board approved the Amended Incentive Plan as an amendment and restatement of the 2004 Incentive Plan. The purposes of the Amended Incentive Plan are to:

•

increase the number of securities authorized and reserved for issuance from 4,200,000 shares to 9,700,000 shares of our common stock or units of our operating partnership, Strategic Hotel Funding, L.L.C.; and

•	extend the termination date from June 21, 2014 to December 31, 2016.

In order for the Amended Incentive Plan to take effect, it must be approved by our stockholders at the 2011 annual meeting.

As of March 1, 2011, there are 2,509,209 shares of our common stock subject to outstanding awards under the 2004 Incentive Plan, which include:

•	669,797 stock options with a weighted average exercise price of $20.40 and a weighted average remaining term of 5.54 years as of March 1, 2011;

•	1,151,375 outstanding, unvested RSUs; and

•	688,037 vested and deferred RSUs.

We have 310,946 remaining shares currently available for issuance under the 2004 Incentive Plan. Accordingly, if our stockholders approve the Amended Incentive Plan, the maximum number of shares of our common stock or units of our operating partnership, Strategic Hotel Funding, L.L.C. that could be issued as new awards under the Amended Incentive Plan on or after May 19, 2011, assuming no cancellation or forfeiture of outstanding awards, would be 5,810,946 shares of our common stock or operating units of Strategic Hotel Funding, L.L.C., (comprised of 310,946 shares currently available for issuance under the 2004 Incentive Plan plus the additional 5,500,000 shares that will be available in the event our stockholders approve the Amended Incentive Plan). As of March 1, 2011, we have outstanding 151,598,300 shares of common stock and 799,998 units of our operating partnership that are redeemable into shares of our common stock on a one-for-one basis.

Our Board believes it is important to increase the number of securities available for issuance under the Amended Incentive Plan in order to, among other things, attract, retain and motivate employees, officers and directors of the Company and other persons who provide the Company with advisory or consulting services and to align their interests and efforts with those of stockholders and to provide an added incentive to work toward the Company’s growth and success.

Description of Amended Incentive Plan

The following is a summary description of the Amended Incentive Plan. The full text of the Amended Incentive Plan is attached as “Appendix A” to this proxy statement and the following description is qualified in its entirety by reference to Appendix A.

The purpose of our Amended Incentive Plan is to attract, retain and motivate our employees, officers, directors and other persons who provide us with advisory or consulting services by providing them with the opportunity to acquire a proprietary interest in us or other incentives and to align their interests and efforts with those of our stockholders and to provide an added incentive to work toward our growth and success. We have approximately 42 employees and eight non-employee directors.

Our Board has delegated general administrative authority of the Amended Incentive Plan to the compensation committee with respect to awards to employees. Employees, non-employee directors and other persons who provide us with advisory or consulting services, whom we call participants, are eligible to receive awards under the Amended Incentive Plan, except that only employees are eligible to receive an award of an incentive stock option. The compensation committee selects the employee-participants who are granted any award and our Board selects the director-participants who are granted any awards (respectively, the “Plan Committee”).

Except as may otherwise be specifically provided in the Amended Incentive Plan, the Plan Committee has the power to determine the terms of awards, including any business criteria to measure performance, the exercise price, the number of shares subject to each award, the exercisability and vesting of the awards and the form of consideration payable upon exercise. Also, the Plan Committee may permit the deferral of the receipt or payment of earned awards on such terms as the Plan Committee may determine that are consistent with the Amended Incentive Plan and consistent with Section 409A of the Internal Revenue Code.

The Amended Incentive Plan permits the grant of all of the types of awards listed below to participants. However, awards to date have consisted primarily of RSUs, although Mr. Geller and Mr. Mead have also received nonqualified stock options. The Amended Incentive Plan permits the issuance of:

•	restricted stock and RSUs;

•	nonqualified and incentive stock options to purchase common stock;

•	stock appreciation rights;

•	other stock or cash-based awards; and

•	units of our operating partnership, Strategic Hotel Funding, L.L.C. (which are convertible into shares of our common stock).

Restricted stock awards are awards of shares of our common stock that may be subject to vesting in accordance with terms and conditions established by the Plan Committee. RSUs are essentially the same as restricted stock except that instead of actual shares, RSUs represent a promise to pay out shares at some future date. RSUs have a tax advantage over restricted stock because the employee is not taxed at the federal income tax level at the time of vesting, as with restricted stock, but only when the shares of common stock are actually received. Units of our operating partnership are partnership interests.

The Plan Committee may impose whatever conditions to vesting, if any, it determines to be appropriate for restricted shares, RSUs or units of our operating partnership; provided that, subject to acceleration due to the participant’s death, disability, or retirement or a change in control and subject to a limited pool of awards of up to 10% of the total shares reserved under the Amended Incentive Plan that are not subject to these restrictions (“shorter vesting awards”), (i) the grant or vesting under an award of restricted stock, RSUs or units of our operating partnership that is based on performance criteria generally must be subject to a performance period of at least one year; and (ii) no condition or restriction that is based solely upon continued employment or the passage of time (or a performance period of less than one year) may provide for vesting or settlement of an award of restricted stock, RSUs or units of our operating partnership over a period of less than three years from the date the award is effective (or if earlier, the performance period begins). These limitations do not apply to either shorter vesting awards or awards of restricted stock, RSUs or units of our operating partnership granted in lieu of salary, earned cash bonus, or other earned cash compensation or which are granted as ordinary compensation to our non-employee directors. Any awards of restricted stock, RSUs or units of our operating partnership to our non-employee directors other than as ordinary compensation shall not be subject to management discretion. Unless provided otherwise by the Plan Committee, in the Amended Incentive Plan or in any relevant employment agreement, it is expected that any unvested restricted shares or RSUs will be forfeited upon termination of service other than because of death or disability.

Unless otherwise provided by the Plan Committee, participants holding restricted stock or RSUs have no voting rights with respect to such restricted stock or RSUs until such time as the underlying shares are issued. Dividends may be accrued with respect to unvested and vested restricted shares or RSUs held by a participant and converted into additional restricted stock or RSUs or distributed in cash. However, should a participant forfeit restricted shares or RSUs prior to vesting, any dividends accrued but unpaid with respect to such unvested restricted stock or RSUs will likewise be forfeited. Participants holding units of our operating partnership are subject to the terms of the award agreement, our operating partnership agreement and the Amended Incentive Plan.

A stock option is the right to purchase shares of common stock at a fixed exercise price for a fixed period of time. The Plan Committee determines the terms of all options granted pursuant to the Amended Incentive Plan, including their exercise price; provided, however, with the exception of substitute awards (which are awards provided to replace options in place at companies we acquire, as more specifically defined in the Amended Incentive Plan), the exercise price must be at least equal to the fair market value of our common stock on the date of grant. Unless otherwise provided by the Plan Committee, in the event of termination of service due to death or disability, all unvested options will expire and all vested options will remain exercisable until the earlier to occur of the date that is 12 months following such termination or the option’s date of expiration. In all other terminations, unless otherwise provided by the Plan Committee, all unvested options will expire and all vested options will remain exercisable until the earlier to occur of the date that is 90 days after such termination or the option’s date of expiration.

An option may never be exercised later than the expiration of its term. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the date of grant.

A stock appreciation right is the right to receive the appreciation in the fair market value of common stock between the exercise date and the date of grant for the number of shares of common stock for which the stock appreciation right is exercised. We may pay the appreciation in cash, in shares of our common stock with equivalent value, or in some combination thereof, as determined by the Plan Committee. The Plan Committee determines the exercise price of stock appreciation rights, the vesting schedule and other terms and conditions of stock appreciation rights.

The Plan Committee has the authority to create stock or cash awards under the Amended Incentive Plan in addition to those specifically described in the Amended Incentive Plan. The Plan Committee may set such terms and conditions of these awards as it deems appropriate and that are consistent with the terms of the Amended Incentive Plan.

In the event that any of the outstanding shares of our common stock are changed into or exchanged for a different number or kind of our shares or securities by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Amended Incentive Plan’s share authorization limits and restrictions will be adjusted proportionately, and the Plan Committee may adjust awards to preserve the benefits or potential benefits of outstanding awards. If an outstanding award expires or terminates before the end of the period during which awards may be granted, the unissued, underlying shares will be available for other awards under the Amended Incentive Plan.

Shares of our common stock will not be deemed to be issued under the Amended Incentive Plan with respect to any portion of an award that is settled in cash. If the exercise or purchase price of an award is paid for through the tender of shares, or withholding obligations are met through the tender or withholding of shares, those shares tendered or withheld will again be available for issuance under the Amended Incentive Plan. Substitute awards will not count against the share limits described above.

The Amended Incentive Plan provides that in the event of a change in control of our company, as defined in the Amended Incentive Plan, all unvested awards will vest as of the date of such change in control. Upon a change in control, the compensation committee may provide for a cash payment to holders of awards in consideration for the cancellation of such awards.

For purposes of the Amended Incentive Plan, a “change-in-control” means the happening of any of the following:

•

any person or entity, including a “group”, has or acquires beneficial ownership of 25% or more of the combined voting power of our then outstanding securities entitled to vote generally in the election of directors (not including voting securities held by us or companies related to us or any employee benefit plan of ours or our related companies);

•

the individuals who, as of the beginning of the period commencing two years prior to the date on which the occurrence of a change-in-control is to be determined (or who have been approved by a vote of at least two-thirds of the members of the board of directors), constitute our board of directors, cease for any reason to constitute more than 50% of the board of directors;

•	a consummation of a merger, consolidation or reorganization or similar event involving us, whether in a single transaction or in a series of transactions, unless, following such transaction:

•

the persons or entities with beneficial ownership, immediately before such transaction, have beneficial ownership of more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving entity in such transaction in substantially the same proportions as their beneficial ownership of the voting securities immediately before such transaction;

•

the individuals who were members of the incumbent board immediately prior to the execution of the initial agreement providing for such transaction constitute more than 50% of the members of the board of the surviving entity in such transaction; and

•

no person or entity (other than us or a related company or any person who immediately prior to such transaction had beneficial ownership of 25% or more of the then voting securities) has beneficial ownership of 25% or more of the then combined voting power of the surviving entity’s then outstanding voting securities;

•

the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of our assets to any person or entity (other than us or any related company) unless, immediately following such disposition, the conditions described in the preceding three bullet points will be satisfied with respect to the entity which acquires such shares; or

•	our liquidation or dissolution.

The Amended Incentive Plan will automatically terminate December 31, 2016 unless terminated sooner pursuant to its terms. In addition, our Board or the compensation committee has the authority to amend, suspend or terminate the Amended Incentive Plan provided it does not adversely affect any award previously granted thereunder and subject to obtaining stockholder approval of such amendment to the extent required by applicable law or stock exchange rule.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Amended Incentive Plan generally applicable to us and to participants in the Amended Incentive Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code (the “Code”), applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Stock Options

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. When a nonqualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a stock appreciation right (“SAR”) with a grant price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock appreciation right on the date of exercise and the grant price of the stock appreciation right.

Restricted Stock, RSUs, and Units of Operating Partnership. Upon receipt of an unrestricted stock award or unit of our operating partnership, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares or unit of our operating partnership at such time over the amount, if any, paid by the participant with respect to the shares or units of our operating partnership. A participant generally will not have taxable income upon the grant of restricted stock, RSUs or restricted units of our operating partnership. Instead, the participant will recognize ordinary income at the time of vesting with respect to restricted stock or restricted units of our operating partnership or payout with respect to RSUs equal to the fair market value (on the vesting or payout date respectively) of the shares or cash received minus any amount paid. For restricted stock or restricted units of our operating partnership only, a participant may instead elect to be taxed at the time of grant. Units of our operating partnership are partnership interests and therefore a participant will generally be subject to taxation of the participant’s proportionate share of partnership income on a flow-through basis once the unit is vested or if an election is made to be taxed at the grant.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code.

Section 280G and Parachute Payment Treatment. Acceleration of vesting or payment of awards under the Amended Incentive Plan in the event of a change in control may cause part or all of the amount involved to be treated as an “excess parachute payment” under Section 280G of the Code. Such treatment may subject the participant to a 20% excise tax and preclude deduction of such amounts by us.

Section 409A and Deferred Compensation Treatment. Under Section 409A of the Code, certain awards granted under the Amended Incentive Plan are likely to be determined to be nonqualified deferred compensation. Section 409A of the Code imposes on persons with nonqualified deferred compensation that does not meet the requirements of Section 409A of the Code (i) taxation immediately upon vesting of the nonqualified deferred compensation and earnings thereon (regardless of whether the compensation is then paid); (ii) interest at the underpayment rate plus 1%; and (iii) an additional 20% tax. To the extent applicable, the Amended Incentive Plan intends that awards be exempt from or comply with Section 409A of the Code.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Amended Incentive Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of our common stock or otherwise settle an award under the Amended Incentive Plan until all tax withholding obligations are satisfied.

Plan Benefits

Awards to employees, officers, directors, consultants, and others providing service under the Amended Incentive Plan are made at the discretion of the Plan Committee. Therefore, the benefits and amounts that will be received or allocated under the Amended Incentive Plan are not determinable in advance of such grants. No grants have been made under the 2004 Incentive Plan that are contingent on the approval of the Amended Incentive Plan by stockholders. Information about grants made in 2010 under the 2004 Incentive Plan to our NEOs can be found in the table under “Executive Compensation—2010 Grants of Plan-Based Awards Table” on page 29. Awards made to our non-employee directors in 2010 are described in the table under “Executive Compensation—2010 Director Compensation Table” on page 32. Awards made to non-executive officer employees, as a group, in 2010 equaled $1,608,022, based on our December 31, 2010 closing stock price of $5.29 and were comprised of 303,974 RSUs. Additional information about the 2004 Incentive Plan and other plans pursuant to which awards may be made is provided under “Executive Compensation—Equity Compensation Plan Information” on page 41.

Vote Required; Recommendation

The approval of the Amended Incentive Plan requires the affirmative vote of a majority of the votes cast at the annual meeting, provided that the total votes cast on the proposal must represent over 50% in interest of all securities entitled to vote on the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDED INCENTIVE PLAN.

PROPOSAL 3

APPROVAL ON AN ADVISORY BASIS OF OUR EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals. Our NEOs are also aligned with our stockholders because a meaningful portion of their compensation is comprised of equity-based incentives. Please read the “Compensation Discussion and Analysis” beginning on page 18 for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the compensation committee. The Board and the compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 4

RECOMMENDATION ON THE FREQUENCY OF

THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 included on page 48 of this proxy statement. By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of this Proposal, the Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting. The option of one year, two years or three years that receives a majority of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that has been selected by stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ON AN ANNUAL BASIS.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Deloitte & Touche LLP, which has been our independent audit firm since 2002, has been appointed by our audit committee as our independent auditors for the fiscal year ending December 31, 2011, and our audit committee has further directed that the appointment of such accountants be submitted for ratification by the stockholders at the annual meeting. We have been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent auditors is not required by our charter or otherwise. However, our Board is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Board or audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our Board or audit committee determined that such a change would be in our and our stockholders’ best interests.

Principal Accounting Firm Fees

Aggregate fees we were billed for the fiscal years ended December 31, 2010 and 2009 by our principal accounting firm, Deloitte & Touche LLP, were as follows (in thousands of dollars):

	2010	2009
Audit fees(a)	$1,713	$2,040
Audit-related fees(b)	53	100

Total audit and audit-related fees	$1,766	2,140
Tax fees(c)	463	440
All other fees(d)	2	2

Total	$2,231	$2,582

(a)	Audit fees include amounts billed to us related to the audit of our consolidated financial statements, reviews of our quarterly financial statements, audits of our subsidiaries required by statute or otherwise, and assistance with SEC registration statements.
(b)	Audit-related fees billed to the Company during 2009 include registration statement and asset sale related services. Audit-related fees billed to the Company during 2010 related to equity offering services.
(c)	Tax fees include amounts billed to us primarily for tax planning and consulting, tax compliance, preparation and review of federal, state and local tax returns, and tax fees related to REIT tax matters.
(d)	Other fees include amounts billed to us for use of Deloitte’s accounting research data base.

The audit committee of our Board was advised of the services provided by our independent auditors that are unrelated to the audit of the annual fiscal year-end financial statements and the review of interim financial statements, has considered whether the provision of these services is compatible with maintaining our independent auditors’ independence, and has determined such services for fiscal 2010 were compatible.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The audit committee of our Board is responsible for appointing, setting compensation and overseeing the work of our independent accountants. The audit committee’s pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the audit committee, prior to engagement, of such services.

In addition, pursuant to the policy, we will not retain our independent accountants for non-audit services, other than those specifically listed in the policy, unless (i) in the opinion of our senior management, our independent accountants possess unique knowledge or technical expertise that is superior to that of other potential providers, (ii) the approval of the chairman of our audit committee and our CFO are obtained prior to the retention and (iii) the retention will not impair the independence of the independent accountants.

The audit committee has delegated authority to pre-approve all audit and non-audit services to the chairman of the audit committee, provided such services do not, in the aggregate, exceed $100,000 in any quarter. The chairman shall report any pre-approval decisions promptly to the audit committee no later than at its next quarterly meeting. The audit committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent accountants.

In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent accountants were pre-approved by the audit committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Vote Required; Recommendation

The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of Deloitte & Touche LLP as our independent auditors.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.

Report of the Audit Committee

The audit committee of the board of directors, or the Board, of Strategic Hotels & Resorts, Inc., a Maryland corporation, or the Company carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors and operates under a written charter adopted by the Board. The charter can be viewed, together with any future changes that may occur, on our website at www.strategichotels.com. The audit committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors. The audit committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and the financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation of financial statements in accordance with generally accepted accounting principles. Our independent auditors perform an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issue a report thereon. The audit committee’s responsibility is to monitor and oversee the foregoing functions.

The audit committee has met and held discussions with management and the independent auditors with respect to our consolidated financial statements for fiscal year 2010 and related matters. Management advised the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and the audit committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Deloitte & Touche LLP. Our independent auditors presented to and reviewed with the audit committee the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Our independent auditors also provided to the audit committee the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence and in connection therewith the audit committee discussed with the independent auditors their views as to their independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte & Touche LLP. The audit committee meetings include, whenever appropriate, executive sessions with our independent auditors without the presence of our management.

In undertaking its oversight function, the audit committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.

Based on the audit committee’s considerations, discussions with management and the independent auditors as described above, the audit committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities Exchange Commission.

Respectfully submitted,

Strategic Hotels & Resorts, Inc. Audit Committee

Robert P. Bowen (Chairman)

Kenneth Fisher

James A. Jeffs

Richard D. Kincaid

William A. Prezant

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of Forms 3, 4 and 5 and amendments thereto and other information obtained from our directors and officers and certain 10% stockholders or otherwise available to us, we believe that during the 2010 fiscal year our directors, officers and beneficial owners of more than 10% of our total outstanding common shares did not fail to file on a timely basis the reports required by Section 16(a) filing requirements.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 1, 2011, there were a total of 151,598,300 shares of our common stock issued and outstanding. The following table sets forth, as of March 1, 2011, certain information with respect to the beneficial ownership of our common stock by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each director, director nominee and NEO; and

•	all of our directors and NEOs as a group.

Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to our common stock.

In presenting the percentage interest, we have assumed that all membership units of the Company’s operating partnership are immediately exchangeable for shares of the Company’s common stock, which results in a total of 152,398,298 shares.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Number of Membership Units	Percent of Class
Directors and Executive Officers(2)
Laurence S. Geller(3)	1,230,471	67,095	*
Robert P. Bowen	27,500	—	*
Kenneth Fisher(4)	30,000	—	*
Raymond L. Gellein, Jr.	250,000	—	*
James A. Jeffs	—	—	*
Richard D. Kincaid	—	—	*
Sir David M.C. Michels	37,982	—	*
William A. Prezant(5)	35,000	—	*
Eugene F. Reilly	10,000	—	*
Stephen M. Briggs	54,585	—	*
Paula C. Maggio	96,050	—	*
James E. Mead(6)	—	—	*
Richard J. Moreau	11,424	—	*
Diane M. Morefield	—	—	*
All directors, nominees and executive officers as a group (14 in group)	1,783,012	67,095	1.21%

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Number of Membership Units	Percent of Class
Other Stockholders
The Vanguard Group, Inc.(7)	16,947,531	—	11.12%
Deutsche Bank AG(8)	13,449,860	—	8.82%
Cascade Investment, L.L.C., et al.(9)	12,190,000	—	7.99%
BlackRock, Inc.(10)	8,858,474	—	5.81%
Paulson & Co.(11)	8,000,000	—	5.24%
Vanguard Specialized Funds—Vanguard REIT Index Fund (12)	7,999,291	—	5.24%

*	Less than 1% of the issued and outstanding shares.
(1)	Does not include the following shares of common stock underlying RSUs: Mr. Geller, 443,297, Mr. Bowen, 25,839, Mr. Fisher, 19,776, Mr. Gellein, 13,077, Mr. Jeffs, 21,160, Mr. Kincaid, 16,734, Sir David M.C. Michels, 31,785, Mr. Prezant, 31,257, Mr. Reilly, 13,077, Mr. Briggs, 91,435, Ms. Maggio, 114,579, Mr. Moreau, 330,684 and Ms. Morefield, 161,524. Does not include: 1,400 shares of the Company’s 8.25% Series C Cumulative Redeemable Preferred Stock owned by Mr. Briggs. Mr. Briggs owned less than 1% of the 5,750,000 shares of our 8.25% Series C Cumulative Redeemable Preferred Stock issued and outstanding as of March 1, 2011.
(2)	The address of each listed director and executive officer is c/o Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606.
(3)	Total includes 669,797 vested stock options with an exercise price of $20.40.
(4)	Mr. Fisher is a general partner of NF Associates that owns the reported securities. Mr. Fisher disclaims beneficial ownership of the reported securities, except to the extent of his pecuniary interest therein.
(5)	Includes common stock held indirectly.
(6)	Mr. Mead’s employment with the Company ended on March 8, 2010.
(7)	Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2011, by The Vanguard Group, Inc., or “Vanguard.” Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355. In the Vanguard Schedule 13G/A, Vanguard reported sole voting power and shared dispositive power of 224,682 shares and sole dispositive power of 16,722,849 shares.
(8)	Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13G filed with the SEC on February 11, 2011 by (i) Deutsche Bank AG (ii) Deutsche Investment Management Americas, (iii) Deutsche Bank Trust Company Americas, (iv) Deutsche Bank Securities Inc., (v) Oppenheim Asset Management Services S.à.r.l and (vi) RREEF America, L.L.C., collectively, “Deutsche Bank.” Deutsche Bank’s address is Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany. The Deutsche Bank Schedule 13G reported beneficial ownership as follows: Deutsche Bank AG reported sole voting power of 10,063,410 shares and sole dispositive power of 13,449,860 shares; Deutsche Investment Management Americas reported sole voting power and sole dispositive power of 62,100 shares Deutsche Bank Trust Company Americas reported sole voting power and sole dispositive power of 26,875 shares; Deutsche Bank Securities Inc. reported sole dispositive power of 6,600 shares; Oppenheim Asset Management Services S.à.r.l reported sole voting power and sole dispositive power of 33,443 shares; and RREEF America, L.L.C. reported sole voting power of 9,940,992 shares and sole dispositive power of 13,320,842 shares.
(9)	Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13D/A filed with the SEC on May 14, 2010, by (i) Cascade Investment, L.L.C. (address: 2365 Carillon Point, Kirkland, Washington 98033) and (ii) William H. Gates (address: One Microsoft Way, Redmond, Washington 98052), collectively, “Cascade.” In the Cascade 13D/A, each of Cascade Investment, L.L.C. and William H. Gates reported sole voting power and sole dispositive power of 12,190,000 shares.
(10)

Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13G/A filed with the SEC on January 21, 2011, by BlackRock, Inc., or

“BlackRock.” BlackRock’s address is 40 East 52nd Street, New York, NY 10022. In the BlackRock Schedule 13G/A, BlackRock reported sole voting power and sole dispositive power of 8,858,474 shares.
(11)	Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2011, by Paulson & Co., or “Paulson.” Paulson’s address is 1251 Avenue of the Americas, New York, NY 10020. In the Paulson Schedule 13G, Paulson reported sole voting power and sole dispositive power of 8,000,000 shares.
(12)	Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2011, by Vanguard Specialized Funds—Vanguard REIT Index Fund, or “Vanguard REIT.” Vanguard REIT’s address is 100 Vanguard Blvd., Malvern, PA 19355. In the Vanguard REIT Schedule 13G/A, Vanguard REIT reported sole voting power of 7,999,291 shares.

TRANSACTIONS WITH RELATED PERSONS

Cory Warning, the son-in-law of Mr. Geller, serves as Vice President, Development for the Company. Mr. Warning’s base salary in 2010 was $170,000 per annum. In February, 2011, Mr. Warning’s base salary increased 3% to $175,100. Mr. Warning received a cash bonus of $85,000 under the Company bonus program in February 2011 with respect to fiscal year 2010. Mr. Warning received a bonus of $49,200 and $17,500 in March 2010 and January 2009, respectively. Mr. Warning received a 2011 grant of 13,809 RSUs on February 24, 2011, a grant of 17,000 RSUs on February 25, 2010 and a grant of 18,750 RSUs in March, 2009.

On February 12, 2008, the Company invested $1,200,000 of a $2,000,000 subscription in Luxury Leisure Properties International, L.L.C. (“LLPI”), a newly-formed venture with the objectives of purchasing, developing and arranging for the operations of luxury resort and tourist-oriented destination properties in multiple locations throughout North America, Central America and Europe. Luca Franco, the son-in-law of Mr. Geller, was one of the founders of and served as executive vice president—development of LLPI. Upon formation, the Company owned 40%, Mr. Franco owned 10% and unrelated parties owned the remaining interests in the venture.

The Company’s interest in the LLPI venture was redeemed in May 2009, after which time, Mr. Franco owned 40% and the other remaining member owned 60% of LLPI. As part of the redemption, the Company received a return of $185,000 of capital and the remaining $190,000 in the Company’s capital account was re-allocated to the remaining members, including Mr. Franco. At the time of the Company’s redemption, LLPI also distributed $181,000 to each of the remaining members, including Mr. Franco.

From March 2009 through August 2009, LLPI, which has changed its name to Punta Mita Properties, LLC, provided asset management services to Resort Club Punta Mita, a joint venture by the Company with two unaffiliated parties, for a fee of $25,000 per month. Beginning in September 2009, the fees for the asset management services were reduced to a $10,000 base fee per month, with an opportunity to earn an additional $15,000 per month if certain sales occur. Effective March 31, 2010, the asset management services were terminated and neither the Company nor Resort Club Punta Mita has any continuing relationship with Punta Mita Properties, LLC.

On August 16, 2007, the Company entered into a consulting agreement with Sir David M.C. Michels, a member of the Board. On August 21, 2008, the Company amended the agreement (as amended, the “Consulting Agreement”). Under the terms of the agreement, Mr. Michels provided certain consulting services to the Company relating to its European strategy, including pursuing acquisition opportunities, facilitating relationships and advising on current European operations.

On August 5, 2009, the Company and Mr. Michels agreed to terminate the Consulting Agreement. Pursuant to the termination agreement dated August 5, 2009 (the termination agreement together with the “Consulting Agreement” is hereinafter referred to as the “Agreements”), Mr. Michels served as a consultant to the Company until December 31, 2009 (the “Consulting Agreement Termination Date”) and received $125,000, in consideration of (i) Mr. Michels’ consulting services through the Consulting Agreement Termination Date and (ii) contractually provided termination fees and the waiver of certain other benefits to which Mr. Michels was otherwise entitled to under the terms of the Consulting Agreement. Mr. Michels shall not receive any additional compensation or equity grants under the terms of the Agreements. All prior grants made by the Company to Mr. Michels pursuant to the Consulting Agreement shall continue to vest provided the conditions to such vesting contained in the Consulting Agreement are satisfied.

Pursuant to our written code of business conduct and ethics, without the approval of our audit committee, we will not and have not:

•	engage in any material transaction, including one that involves the acquisition or sale of assets, with Strategic Hotel Capital, L.L.C.;

•

acquire from or sell to any of our directors, officers, employees or significant stockholders (i.e., holds 5% of our outstanding stock) or any immediate family member (including a significant other) of any of the foregoing, which we refer to collectively as related persons, or any entity in which any of our related persons is employed or has with other related persons a collective interest of more than 5%, any assets or other property;

•

make any permissible loan to or borrow from any of our related persons, or any entity in which any of our related persons, is employed or has with other related persons a collective interest of more than 5% or, in the case of a partnership, for which any of them serves as a general partner or is otherwise associated; or

•

engage in any other transaction, including a financial transaction, arrangement or relationship, or series of any of the forgoing, with any of our related persons, or any entity in which any of our related persons is employed or has with other related persons a collective interest of more than 5% or, in the case of a partnership, for which any of them serves as a general partner or is otherwise associated.

Our audit committee reviews and approves all related person transactions.

ANNUAL REPORT

Upon written request, we will provide any stockholder, without charge, a copy of our annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests to Secretary, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606, (312) 658-5000.

OTHER MATTERS

Our management does not know of any other matters to come before the annual meeting. If, however, any other matters do come before the annual meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2012 annual meeting of stockholders, you must submit the proposal to our Secretary no later than November 12, 2011, in accordance with Rule 14a-8. In addition, if you desire to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 under the

Exchange Act before our 2012 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than October 13, 2011, and no later than 5:00 p.m. (Central Time), November 12, 2011, and otherwise comply with the advance notice and other provisions set forth in our bylaws, which currently includes, among other things, requirements as to stock ownership and the submission of specified information. For additional requirements, stockholders should refer to our bylaws, Article II, Section 11, a current copy of which may be obtained from our Secretary.

HOUSEHOLDING

We have adopted a procedure called “householding” under which we will deliver only one copy of our Notice of Internet Availability of Proxy Materials to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. We will deliver promptly upon written or oral request a separate copy of the annual report and this proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge Householding Department by phone at 1-800-542-1061 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. A number of brokerage firms have also instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

APPENDIX A

STRATEGIC HOTELS & RESORTS, INC.

SECOND AMENDED AND RESTATED 2004 INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of this Strategic Hotels & Resorts, Inc. Second Amended and Restated 2004 Incentive Plan (the “Plan”) is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of Strategic Hotels & Resorts, Inc. (the “Company”) and its Related Companies (individually or collectively, “Employer”) by providing them the opportunity to acquire a proprietary interest in the Company or other incentives and to align their interests and efforts to the interests of the Company’s stockholders and to provide an added incentive to work towards the Company’s growth and success.

SECTION 2. DEFINITIONS

Certain terms used in this Plan have the meanings set forth in Appendix I.

SECTION 3. ELIGIBILITY

An Award may be granted to any employee, officer, director, consultant, agent, advisor or independent contractor of the Company or a Related Company whom the Committee from time to time selects.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14.1, a maximum of nine million, seven hundred thousand (9,700,000) shares of Common Stock or OP Units shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company. An issuance of either a share of Common Stock or an OP Unit shall count as a reduction of one against the maximum set forth in this Section.

4.2	Share Usage

(a) Shares of Common Stock or OP Units covered by an Award shall not be counted as used unless and until they are actually issued to a Participant. Subject to Sections 6.7 and 9.3, if any Award lapses, expires, terminates or is canceled prior to the issuance of shares of Common Stock or OP Units hereunder or if shares of Common Stock or OP Units are issued under this Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares of Common Stock or OP Units subject to such Awards and the forfeited or reacquired shares of Common Stock or OP Units shall again be available for issuance under the Plan. Any shares of Common Stock or OP Units (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the exercise of an Option, purchase price of an Award or to satisfy tax withholding obligations in connection with an Award or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares of Common Stock or OP Units covered by the Award are not issued to a Participant shall be available for Awards under the Plan. The number of shares of Common Stock or OP Units available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional shares of Common Stock or OP Units subject or paid with respect to an Award other than an Option or Stock Appreciation Right.

(b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Employer.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock or OP Units authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or nonemployee directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger, consolidation or statutory share exchange is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d) The maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 14.1.

SECTION 5. AWARDS

5.1	Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under this Plan. Such Awards may be granted either alone, in addition to, or in tandem with, any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies, as the Committee shall determine.

5.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written (including electronic) notice or agreement that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with this Plan.

5.3	Vesting of Awards

The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief executive officer or, with respect to directors or executive officers, the Committee, whose determination shall be conclusive and binding.

5.4	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents or converting such credits to deferred share unit equivalents; provided, however, that the terms of any deferrals under this Section 5.4 are intended to comply with the requirements of Section 409A of the Code and Section 17.5 of this Plan.

5.5	Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends or dividend equivalents paid with respect to shares underlying an Award other than an Option or Stock Appreciation Right in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock, Stock Units or OP Units.

SECTION 6. OPTIONS

6.1	Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

6.2	Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value on the Grant Date, except in the case of Substitute Awards.

6.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the Award Agreement, the maximum term of a Nonqualified Stock Option shall be as established for that Option by the Committee but not to exceed ten years from the Grant Date or, if not so established, shall be ten years from the Grant Date.

6.4	Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 6.5 and 12. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

6.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash, check or wire transfer;

(b) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(c) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant;

(d) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(e) such other consideration as the Committee may permit.

6.6	Effect of Termination of Service

The Committee shall establish and set forth in each Award Agreement that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time. If not so established in the Award Agreement, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of:

(i)	if the Participant’s Termination of Service occurs for reasons other than Disability or death, the date that is ninety (90) days after such Termination of Service;

(ii)	if the Participant’s Termination of Service occurs by reason of Disability or death, the date that is twelve months after such Termination of Service; and

(iii)	the last day of the Option Term (“Option Expiration Date”).

Notwithstanding the foregoing, if a Participant dies after the Participant’s Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (a) the Option Expiration Date and (b) twelve months after the date of death, unless the Committee determines otherwise. A Participant’s change in status from an employee to a consultant, advisor or independent contractor shall not be considered a Termination of Service for purposes of this Section 6.6.

6.7	No Repricing

Other than in connection with a change in the Company’s capitalization (as described in Section 14), an Option may not be repriced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price or taking any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the shares of Common Stock are traded).

SECTION 7. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

7.1	Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

7.2	Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

7.3	Exercise Price

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

7.4	Option Term

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

7.5	Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant’s Termination of Service if termination was for reasons other than death or disability, (b) more than one year after the date of a Participant’s Termination of Service if termination was by reason of disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

7.6	Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

7.7	Code Definitions

For the purposes of this Section 7 “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 8. RESTRICTED STOCK, STOCK UNITS AND OP UNITS

8.1	Grant of Restricted Stock, Stock Units and OP Units

The Committee may grant Restricted Stock, Stock Units and OP Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may include, without limitation, restrictions based on continuous service with the Employer or the achievement of performance criteria), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award provided that except as otherwise set forth in this Section, in no event shall the conditions or restrictions on the grant or vesting of an Award of Restricted Stock, RSUs or OP Units that are based on performance criteria be subject to a performance period of less than one year and no condition or restriction that is based solely upon continued employment or the passage of time (or a performance period of less than one year) shall provide for vesting or settlement in full of an Award of Restricted Stock, RSUs or OP Units over a period of less than three years from the date as of which the Award is effective (or if earlier, the performance period begins), in each case other than as a result of or upon the death, disability or retirement of the Participant or a change in control of the Company. Notwithstanding anything herein to the contrary, the limitations contained in the preceding sentence shall not apply to Restricted Stock, RSUs and OP Units that are granted in lieu of salary, earned cash bonus or other earned cash compensation or with respect to Substitute Awards or which are granted as ordinary compensation to Non-employee Directors; in each of these situations there need not be restrictions or a minimum period for restrictions. Any Awards of Restricted Stock, RSUs or OP Units to Non-employee Directors other than as ordinary compensation to Non-employee Directors shall not be subject to management discretion. In addition, notwithstanding anything herein to the contrary, the Committee may (a) grant Awards of Restricted Stock, RSUs and OP Units which fully vest prior to three years (including without limitation, prior to one year in the case of Awards of Restricted Stock, RSUs or OP Units whether or not subject to performance criteria) from the date of grant and (b) waive vesting restrictions with respect to Awards of Restricted Stock, RSUs and of OP Units (such awards under (a) and (b), “Shorter Vesting Awards”) as determined by the Committee and evidenced in an Award Agreement or amendment thereof provided that the aggregate number of shares of Common Stock or OP Units underlying all such Shorter Vesting Awards under the Plan shall not exceed 10% of the number set forth in Section 4.1 (including adjustments pursuant to Section 14.1). Furthermore, nothing in this Section 8.1 prohibits the Committee from granting Awards during the first quarter of a calendar year which vest one-third at the end of such calendar year or the first day of the succeeding calendar year and one-third on each anniversary of such initial vesting date.

8.2	Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 12, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

8.3	Waiver of Restrictions

Subject to Section 17.5 and the limitations set forth in Section 8.1, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock, Stock Unit or OP Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1	Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion, which terms and conditions shall be set forth in the instrument evidencing the Award. The Committee shall determine in its sole discretion the number of shares of Common Stock subject to Stock Appreciation Rights granted. A Stock Appreciation Right may be granted in tandem with an Option or other Award or alone (“freestanding”). The grant price of a tandem Stock Appreciation Right shall be equal to the exercise price of the related Option, and the grant price of a freestanding Stock Appreciation Right shall not be less than 100% of the Fair Market Value on the Grant Date, except in the case of Substitute Awards. A Stock Appreciation Right may be exercised upon such terms and conditions and for such term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Stock Appreciation Right, the term of a freestanding Stock Appreciation Right shall be as established for that Stock Appreciation Right by the Committee but not to exceed ten years or, if not so established, shall be ten years, and in the case of a tandem Stock Appreciation Right, (a) the term shall not exceed the term of the related Option and (b) the tandem Stock Appreciation Right may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem Stock Appreciation Right may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2	Payment of Stock Appreciation Rights Amount

Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of a share of the Common Stock for the date of exercise over the grant price of the Stock Appreciation Right by (b) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of a Stock Appreciation Right may be in cash, in shares of Common Stock, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9.3	No Repricing

Other than in connection with a change in the Company’s capitalization (as described in Section 14), a Stock Appreciation Right may not be repriced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower grant price or taking any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the shares of Common Stock are traded).

SECTION 10. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and subject to such terms and conditions as it deems appropriate, the Committee may grant other incentives payable in cash or subject to the limitations set forth in Section 8.1, in shares of Common Stock or OP Units under the Plan as it determines.

SECTION 11. ADMINISTRATION

The Plan shall be administered by the Committee. Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or Committee may authorize one or more senior executive officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board; provided however, that no such officer shall have or obtain authority to grant Awards to himself or herself. All references in the Plan to the “Committee” shall be, as applicable, to the Committee or any other committee or any officer to whom the Board or the Committee has delegated authority to administer the Plan.

Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, to the extent permitted by applicable law, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee comprised of members of the Board, to (a) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of notices or agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (h) interpret and administer the Plan and any instrument evidencing an Award or agreement entered into under the Plan; (i) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; and (j) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

A majority of the members of the Committee may determine its actions. To the extent consistent with applicable law, the Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and power under the Plan to one or more directors or officers of the Company. All determinations, decisions, interpretations and other actions by the Committee shall be final, conclusive and binding on all persons.

SECTION 12. WITHHOLDING

The Employer may require the Participant to pay to the Employer the amount of (a) any taxes that the Employer is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) subject to the limitations of Section 17.5, any amounts due from the Participant to the Employer (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Employer, (b) having the Employer withhold an amount from any cash amounts otherwise due or to become due from the Employer to the Participant, (c) having the Employer withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations.

SECTION 13. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 14. ADJUSTMENTS

14.1	Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure or similar changes in the Operating Partnership results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock or OP Units, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

14.2	Effect of Change of Control

In the event of any Change of Control, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the consummation of the Change of Control, become 100% vested.

Without limitation on the foregoing, the Committee may, but shall not be obligated to, make provision in connection with a Change of Control for a cash payment to holders of Awards in consideration for the cancellation of such Awards which may equal the excess, if any, of the value of the consideration to be paid in the transaction to holders of the same number of shares of Common Stock subject to such Awards (or if no consideration is paid in any such transaction, the fair market value of shares of Common Stock subject to such Awards) over the aggregate Option exercise price, if any, of such Awards.

14.3	Further Adjustment of Awards

Subject to Sections 14.2 and 16.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

14.4	No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.5	Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 15. MARKET STANDOFF

In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan to the extent requested by the underwriters. Such limitations shall be in effect for such period of time as may be requested by such underwriters.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 15, to the same extent the purchased shares are at such time covered by such provisions.

In order to enforce the limitations of this Section 15, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

SECTION 16. AMENDMENT AND TERMINATION

16.1	Amendment, Suspension or Termination

The Board or the Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan. Notwithstanding the preceding sentence, the Board or Committee will not, without stockholder approval, amend the Plan to:

(a) increase the total number of Shares or OP Units that may be awarded under the Plan;

(b) reduce the exercise price of, or reprice, outstanding Options or Stock Appreciation Rights as set forth in Section 6.7 or Section 9.3;

(c) extend the duration of the Plan; or

(d) otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements.

16.2	Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate December 31, 2016. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

16.3	Consent of Participant

Subject to this Section 16.3 and Section 17.5, and the limitations within Section 8.1, the Committee may amend the terms of any outstanding Award, prospectively or retroactively. The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Notwithstanding the foregoing, any adjustments made pursuant to Sections 14.1 or 14.2 shall not be subject to these restrictions.

SECTION 17. GENERAL

17.1	No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Employer or limit in any way the right of the Employer to terminate a Participant’s employment or other relationship at any time, with or without cause.

17.2	Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.3	Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board or an officer of the Company to whom authority was delegated in accordance with Section 11 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify such person or hold such person harmless.

17.4	No Rights as a Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5	Legal Requirements

The granting of Awards and the issuance of shares of Common Stock or OP Units under the Plan is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Any Award granted pursuant to the Plan is intended to comply with the requirements of Section 409A of the Code, including any applicable regulations and guidance issued thereunder, and including transition guidance, to the extent Section 409A of the Code is applicable thereto, and the terms of the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with this intention to the extent the Committee deems necessary or advisable to comply with Section 409A of the Code and any official guidance issued thereunder. Any payment or distribution that is to be made under the Plan (or pursuant to an Award under the Plan) to a Participant who is a “specified employee” of the Company within the meaning of that term under Section 409A of the Code and as determined by the Committee, on account of a “separation from service” within the meaning of that term under Section 409A of the Code, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. Notwithstanding any other provision in the Plan, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that neither the Company nor the Committee makes any representations that Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.

17.6	Participants in Other Countries

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgement of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations or conform to the requirements to operate the Plan in a tax advantageous manner in other countries or jurisdictions in which the Company or any Related Company may operate or have employees, to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, to meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner and comply with applicable foreign laws or regulations and to meet the objectives of the Plan.

17.7	Effect on Other Employee Benefit Plans

The value of Awards granted under the Plan shall not be included as compensation, earnings, salaries or other similar terms used when calculating the Participant’s benefits under any employee benefit plan sponsored by or contributed to by the Employer except as such plan otherwise expressly provides.

17.8	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock or OP Units, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.9	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.10	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.11	Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Illinois without giving effect to principles of conflicts of law.

SECTION 18. EFFECTIVE DATE

The effective date of the Plan is June 21, 2004.

APPENDIX I

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Restricted Stock, Stock Unit, OP Unit, Stock Appreciation Right, or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Award Agreement” means an instrument evidencing an Award as set forth in Section 5.2.

“Beneficial Ownership” means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Company’s board of directors.

“Cause” shall have the meaning defined in the Award Agreement or otherwise shall have the meaning assigned to such term in the Participant’s written employment, services or other arrangements with the Employer or in the absence of a definition in the Award Agreement or any such written employment arrangement shall mean dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief executive officer or, in the case of directors and executive officers, the Committee, whose determination shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

“Committee” means the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of, two or more members of the Board.

“Common Stock” means the common stock of the Company, or, in the event that the outstanding shares of Common Stock are after the date this Plan is approved by the stockholders of the Company, recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

“Company” means Strategic Hotels & Resorts, Inc.

“Change of Control” shall have the meaning defined in the Award Agreement and if not defined in the Award Agreement shall mean the occurrence of any of the following:

(a) Any “Person” (having the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” within the meaning of Section 13(d)(3)) has or acquires Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”); provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are held or acquired by the following: (i) the Company or any of its Related Companies or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its Related Companies (the persons or entities described in (i) and (ii) shall collectively be referred to as the “Excluded Group”), shall not constitute a Change in Control.

(b) The individuals who are members of the Incumbent Board cease for any reason to constitute more than fifty percent (50%) of the Board.

(c) Immediately prior to a consummation of a merger, consolidation or reorganization or similar event involving the Company, whether in a single transaction or in a series of transactions (“Business Combination”), unless, following such Business Combination:

(i)	the Persons with Beneficial Ownership of the Company, immediately before such Business Combination, have Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (or in the election of a comparable governing body of any other type of entity) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Surviving Company”) in substantially the same proportions as their Beneficial Ownership of the Voting Securities immediately before such Business Combination;

(ii)	the individuals who were members of the Incumbent Board immediately prior to the execution of the initial agreement providing for such Business Combination constitute more than fifty percent (50%) of the members of the board of directors (or comparable governing body of a noncorporate entity) of the Surviving Company; and

(iii)	no Person (other than a member of the Excluded Group or any Person who immediately prior to such Business Combination had Beneficial Ownership of twenty-five percent (25%) or more of the then Voting Securities) has Beneficial Ownership of twenty-five percent (25%) or more of the then combined voting power of the Surviving Company’s then outstanding voting securities.

(d) Immediately prior to the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to any Person (other than the Company, any Related Company or an employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company) unless, immediately following such disposition, the conditions set forth in paragraph (c)(i), (ii) and (iii) above will be satisfied with respect to the entity which acquires such assets.

(e) Immediately prior to the occurrence of a liquidation or dissolution of the Company.

“Disability” shall have the meaning defined in the Award Agreement or determined by the Committee and if not so defined or determined shall mean disability as defined in the Company’s long-term disability plan.

“Effective Date” has the meaning set forth in Section 18.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 3.

“Employer” means individually or collectively the Company or its Related Companies.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the per share fair market value of the Common Stock as determined by the Committee.

“Good Reason” shall have the meaning defined in the Award Agreement or otherwise shall have the meaning assigned to such term in the Participant’s written employment, services or other arrangements with the Employer or in the absence of a definition in the Award Agreement or any such written employment arrangement shall mean (a) a substantial diminution in the Participant’s position, authority, duties or responsibilities, (b) a reduction of the Participant’s base salary or (c) any relocation of Participant’s principal office more than fifty (50) miles from its location on the date of the Award.

“Grant Date” means the later of (a) the date on which the Committee takes corporate action authorizing the grant of an Award or such later date specified by the Committee or (b) the date on which all conditions precedent to the Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incumbent Board” means the individuals who, as of the beginning of the period commencing two years prior to the determination date, constitute the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of such two-year period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered a member of the Incumbent Board.

“Non-employee Director” means a member of the Board who is not an employee of an Employer.

“Operating Partnership” means Strategic Hotel Funding, L.L.C., the Company’s operating partnership.

“Option” means a right to purchase Common Stock granted under Section 6.

“Option Expiration Date” has the meaning set forth in Section 6.6.

“Option Term” means the maximum term of an Option as set forth in Section 6.3.

“OP Unit” means an Award of a unit of partnership interest in the Operating Partnership, granted under Section 8.

“Participant” means any Eligible Person to whom an Award is granted.

“Person” means any individual, entity or group within the meaning of Section 13(d)(3) of the Exchange Act.

“Plan” means the Strategic Hotels & Resorts, Inc. Second Amended and Restated 2004 Incentive Plan.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 8, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” means a right granted under Section 9.1.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 8.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Termination of Service” means a termination of employment or service relationship with the Employer for any reason, whether voluntary or involuntary, including by reason of death or Disability. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief executive officer or, in the case of directors and executive officers, the Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

“Voting Securities” means the Company’s voting securities entitled to vote generally in the election of directors.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2010 Annual Report are available at www.proxyvote.com.

M30294-P05413

REVOCABLE PROXY OF HOLDERS OF COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF STRATEGIC HOTELS & RESORTS, INC.

FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2011 AND AT

ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

By signing this proxy card, as the holder of common stock, par value $0.01 per share (the “Common Stock”) of Strategic Hotels & Resorts, Inc., a Maryland corporation (the “Company”), you hereby appoint Laurence S. Geller and Paula C. Maggio and each of them, with full powers of substitution, as proxies to attend the Annual Meeting of Stockholders of the Company to be held at the Fairmont Chicago, Millennium Park, 200 North Columbus Drive, Chicago, IL 60601 on Thursday, May 19, 2011 at 10:00 a.m. Central Time, or any postponement or adjournment thereof (the “Annual Meeting”), to cast on your behalf all votes that you are entitled to cast at the Annual Meeting and otherwise to represent you at the Annual Meeting with all powers possessed by you as if you were personally present at the Annual Meeting.

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the Board of Directors recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Company written direction to revoke it, by authorizing a new proxy or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy given by you. Written notice of revocation or a subsequent proxy should be sent to: Strategic Hotels & Resorts, Inc., 200 West Madison Street, Suite 1700, Chicago, Illinois 60606, Attention: Secretary, so as to be delivered before the taking of the vote at the Annual Meeting.

Returned proxy cards or proxies authorized by phone or Internet will be voted (1) as specified on the matters listed on the reverse side; (2) in accordance with the Board of Directors’ recommendations where no specification is made; and (3) in accordance with the discretion of the proxies on any other matters that may properly come before the meeting.

The undersigned hereby acknowledges receipt of the notice of the Annual Meeting and the proxy statement furnished herewith, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on the reverse side

200 W. MADISON STREET SUITE 1700 CHICAGO, IL 60606	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 18, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 18, 2011. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M30293-P054135	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

STRATEGIC HOTELS & RESORTS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1 - ELECTION OF DIRECTORS:

	☐	☐	☐

Nominees:
01) Robert P. Bowen	06) Richard D. Kincaid
02) Kenneth Fisher	07) Sir David M.C. Michels
03) Raymond L. Gellein, Jr.	08) William A. Prezant
04) Laurence S. Geller	09) Eugene F. Reilly
05) James A. Jeffs	For	Against	Abstain		1 Year	2 Years	3 Years	Abstain
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 - APPROVAL OF SECOND AMENDED AND RESTATED 2004 INCENTIVE PLAN.	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “1 YEAR” FOR PROPOSAL 4 - RECOMMENDATION ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐	☐
						For	Against	Abstain
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3 - APPROVAL ON AN ADVISORY BASIS OF OUR EXECUTIVE COMPENSATION.	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 5 - RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.		☐	☐	☐
PROPOSAL 6 - TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
For address changes and/or comments, please check this box and write them on the back where indicated.			☐
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date